                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              IASIS INVESTMENT LLC

                          TITAN ACQUISITION CORPORATION

                                      and

                          IASIS HEALTHCARE CORPORATION





                             Dated as of May 4, 2004

                                    ARTICLE I
                              DEFINITIONS AND TERMS

Section 1.01.        Certain Definitions..............................................................2
Section 1.02.        Other Terms.....................................................................12
Section 1.03.        Other Definitional Provisions...................................................13

                                   ARTICLE II
                                THE TRANSACTIONS

Section 2.01.         Establishment and Capitalization of Merger Sub.................................13
Section 2.02.         Merger.........................................................................13
Section 2.03.         Conversion of Shares...........................................................13
Section 2.04.         Payment of Merger Consideration................................................14
Section 2.05.         Company Stock Options..........................................................14
Section 2.06.         Certain Actions in Connection with the Merger..................................15

                                   ARTICLE III
                                     CLOSING
Section 3.01.         Closing........................................................................16
Section 3.02.         Effective Time.................................................................16

                                   ARTICLE IV
                       FINANCING AND RELATED TRANSACTIONS

Section 4.01.         Financing Commitments..........................................................17
Section 4.02.         Note Tender Offer..............................................................17
Section 4.03.         Financing......................................................................18
Section 4.04.         Refinancing....................................................................18

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.01.         Organization and Qualification.................................................18
Section 5.02.         Authority; Binding Effect......................................................19
Section 5.03.         SEC Documents..................................................................19
Section 5.04.         Financial Statements...........................................................19
Section 5.05.         Absence of Certain Changes or Events...........................................20
Section 5.06.         Ownership of Stock/Capitalization..............................................20
Section 5.07.         Consents and Approvals/No Violation............................................21
Section 5.08.         Absence of Litigation..........................................................22
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                                        i

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
Section 5.09.        Related Party Agreements.......................................................22
Section 5.10.        Permits/Compliance with Laws...................................................23
Section 5.11.        No Undisclosed Liabilities.....................................................24
Section 5.12.        Employee Benefit Plans; ERISA..................................................24
Section 5.13.        Material Contracts.............................................................26
Section 5.14.        Personal Property..............................................................27
Section 5.15.        Environmental Matters..........................................................28
Section 5.16.        Real Property..................................................................29
Section 5.17.        Labor Matters..................................................................30
Section 5.18.        Insurance......................................................................31
Section 5.19.        Intellectual Property..........................................................31
Section 5.20.        Taxes..........................................................................32
Section 5.21.        Certain Representations With Respect to Regulatory Matters.....................33
Section 5.22.        Brokers........................................................................36
Section 5.23.        Accounts Receivable............................................................36
Section 5.24.        Absence of Restrictions on Paying Dividends....................................36
Section 5.25.        Payors.........................................................................36
Section 5.26.        Vendors........................................................................36
Section 5.27.        Guarantees.....................................................................37
Section 5.28.        DISCLAIMER OF WARRANTIES.......................................................37

                                   ARTICLE VI
           REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

Section 6.01.        Organization...................................................................38
Section 6.02.        Authority; Binding Effect......................................................38
Section 6.03.        No Violation; Consents and Approvals...........................................38
Section 6.04.        Absence of Litigation..........................................................39
Section 6.05.        Financing Commitments..........................................................39
Section 6.06.        Operations of Purchaser and Merger Sub.........................................39
Section 6.07.        Brokers........................................................................39

                                   ARTICLE VII
                                    COVENANTS
Section 7.01.        Conduct of Business............................................................40
Section 7.02.        Reasonable Best Efforts; Cooperation...........................................42

                                       ii


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
Section 7.03.        Consents........................................................................43
Section 7.04.        Antitrust Notification..........................................................43
Section 7.05.        Access to Information...........................................................43
Section 7.06.        Public Statements...............................................................43
Section 7.07.        Continuation of Indemnification.................................................44
Section 7.08.        Continuation of Insurance.......................................................44
Section 7.09.        Notification of Certain Matters.................................................45
Section 7.10.        Employee Benefits...............................................................45
Section 7.11.        Non-Solicitation................................................................46
Section 7.12.        Subsequent Financial Statements and Reports.....................................46
Section 7.13.        Termination of Affiliate Arrangements...........................................47
Section 7.14.        Estoppel Certificates...........................................................47

                                  ARTICLE VIII
                             CONDITIONS TO CLOSING

Section 8.01.        Mutual Conditions to the Obligations of the Parties.............................47
Section 8.02.        Conditions to the Obligations of Purchaser......................................48
Section 8.03.        Conditions to the Obligations of the Company....................................49

                                   ARTICLE IX
                              SURVIVAL; TERMINATION
Section 9.01.        Survival........................................................................50
Section 9.02.        Termination.....................................................................50
Section 9.03.        Effect of Termination...........................................................51

                                   ARTICLE X
                                 MISCELLANEOUS

Section 10.01.       Notices.........................................................................51
Section 10.02.       Amendment; Waiver, etc..........................................................52
Section 10.03.       Assignment......................................................................52
Section 10.04.       Entire Agreement................................................................53
Section 10.05.       Fulfillment of Obligations......................................................53
Section 10.06.       Parties in Interest.............................................................53
Section 10.07.       Expenses........................................................................53
Section 10.08.       Governing Law; Jurisdiction Waiver of Jury Trial................................53
Section 10.09.       Counterparts....................................................................54
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                                                iii





Section 10.10.        Headings.......................................................................54
Section 10.11.        Further Assurances.............................................................54
Section 10.12.        Specific Performance...........................................................54
Section 10.13.        Knowledge......................................................................54

                                    Schedules


Schedule 2.05           Rollover Options
Schedule 4.01           Financing Commitments Timetable
Schedule 4.02           Terms of the Note Tender Offer
Schedule 5.01(b)        Subsidiary Capital Stock Owned by the Company
Schedule 5.05           Absence of Certain Changes or Events
Schedule 5.06(a)        Options
Schedule 5.06(b)        Rights of First Refusal
Schedule 5.06(c)        Persons Holding Equity Interests in Subsidiaries
Schedule 5.06(d)(ii)(A) Repurchase Obligations
Schedule 5.06(d)(iii)   Equity Investments
Schedule 5.06(e)        Holders of Company Shares
Schedule 5.07(b)        Conflicts and Violations of the Company
Schedule 5.08           Company Litigation
Schedule 5.09           Related Party Agreements
Schedule 5.10           Permits and Compliance with Laws
Schedule 5.11           Undisclosed Liabilities and Obligations
Schedule 5.12(a)        Employee Benefit Plans
Schedule 5.12(j)        Severance and Similar Payments
Schedule 5.12(k)        Excess Parachute Payments
Schedule 5.13(a)        Material Contracts Under Item 601(b)(10) of
                          Regulation S-K
Schedule 5.13(c)        Contracts with Stockholders, Employees and Others
Schedule 5.13(d)        Consulting Agreements
Schedule 5.13(e)        Joint Venture Agreements
Schedule 5.13(f)        Loan and Other Agreements
Schedule 5.13(g)        Marketing Contracts
Schedule 5.13(h)        Other Contracts
Schedule 5.13(i)        Settlement Agreements
Schedule 5.13(j)        Sale of Assets
Schedule 5.13(k)        Ownership, Management or Control of Investments
Schedule 5.13(1)        Physician or Health Professional Contracts
Schedule 5.13(m)        Contracts with Group Purchasing Organizations
Schedule 5.13(n)        Material Payors
Schedule 5.13(o)        Management of Administration Agreements
Schedule 5.13(p)        Material Vendors
Schedule 5.13(q)        Amendments
Schedule 5.14           No Rights to Assets
Schedule 5.15           Environmental
Schedule 5.16(a)        Real Property
Schedule 5.16(b)        Real Property (Liens)
Schedule 5.16(c)        Leases, Subleases and Other Agreements
Schedule 5.16(d)        Violations or Litigations Affecting Real Property
Schedule 5.16(f)        Rights of First Refusal
Schedule 5.17           Labor Matters
Schedule 5.18           Material Insurance Policies
Schedule 5.19(a)        Owned Company Intellectual Property

Schedule 5.19(b)    Licensed Intellectual Property
Schedule 5.19(d)    Exceptions to Valid Patents, Trademarks and Copyrights
Schedule 5.19(e)    Challenges to Company Intellectual Property
Schedule 5.20(a)    Taxes
Schedule 5.20(b)    Material Elections with Respect to Taxes
Schedule 5.21(a)    JCAHO Accreditation of the Facilities
Schedule 5.21(b)    Investigations by Regulatory Authorities
Schedule 5.21(c)    Cost Reports
Schedule 5.21(d)    Activities Prohibited under Health Care Regulatory Laws
Schedule 5.21(f)    Certain Employee Terminations
Schedule 5.21(g)    Employee Allegations of Health Care Regulatory Law
                     Violations
Schedule 5.21(h)    Legal Compliance of Hospital Unit Operator Contracts
Schedule 5.21(i)    Corporate Compliance and Billing Compliance Programs
Schedule 5.21(j)    Persons Excluded from Federal Health Care Program
                     Participation
Schedule 5.21(k)    Audit Reports with Respect to Billing and Health Care
                     Regulatory Law Compliance
Schedule 5.21(l)    Certain Legal Opinions
Schedule 5.21(m)    Notices of Medicare Program Termination
Schedule 5.21(n)    Incurred but Not Reported Health Care Claims Liabilities
Schedule 5.24       Restrictions on Paying Dividends
Schedule 5.26       Vendors
Schedule 5.27       Guarantees
Schedule 7.01       Change of Conduct of the Business of the Company
Schedule 7.01(xix)  Related Party Payments and Other Transactions
Schedule 7.03       Certain Third-Party Consents
Schedule 7.10(a)    Severance and Retention Practices and Policies
Schedule 7.13       Affiliate Arrangements
Schedule 7.14       Estoppel Certificates
Schedule 8.02(e)    Company Debt

                                     Exhibits
                                     --------

Exhibit A           Certificate of Incorporation of the Company
Exhibit B           By-laws of the Company
Exhibit C           Terms of the Surviving Company Preferred Shares
Exhibit D           Facilities
Exhibit E           Press Release
Exhibit F           JLL Healthcare Reorganization Agreement
Exhibit G           FIRPTA Certificate

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 4, 2004, by and among IASIS Investment LLC, a Delaware limited liability company ("Purchaser"), Titan Acquisition Corporation, a Delaware corporation ("Merger Sub"), and IASIS Healthcare Corporation, a Delaware corporation (the "Company").

                                   WITNESSETH:

                  WHEREAS, Purchaser is an entity established by TPG Partners IV, L.P. and certain of its affiliates (collectively, "TPG"), JLL Partners Fund IV, L.P., a Delaware limited partnership ("JLL Fund IV"), and Trimaran Fund II, L.L.C., a Delaware limited liability company, and certain of its affiliates (collectively, "CIBC"); and

                  WHEREAS, TPG Partners IV, L.P. has committed to provide equity financing of $440 million in cash, JLL Fund IV has committed to provide equity financing of $110 million in cash and CIBC has committed to provide equity financing of $40 million in the form of the CIBC Rollover Shares (as hereinafter defined), in each case to the Purchaser in furtherance of the transactions contemplated hereby and subject to the terms and conditions hereof; and

                  WHEREAS, immediately prior to the Closing, Purchaser shall subscribe for and purchase shares of common stock of Merger Sub, representing all of the issued and outstanding capital stock of Merger Sub; and

                  WHEREAS, at the Effective Time (as hereinafter defined) the parties intend to effect a merger of Merger Sub with and into the Company, with the Company being the Surviving Corporation (as hereinafter defined), and as a result of which, Purchaser shall be the sole stockholder of the Surviving Corporation; and

                  WHEREAS, immediately prior to the Closing, the Company shall contribute all of its assets and liabilities to IASIS Operating LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ("Operating"); and

                  WHEREAS, at the Closing, Operating shall: (i) issue and sell $490 million aggregate principal amount of Senior Subordinated Notes of Operating (the "New Notes") in a registered offering or a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 144A and/or Regulation S promulgated thereunder (the "Notes Offering") or enter into a bridge loan with a syndicate of financing providers led by Bank of America Securities LLC in an aggregate principal amount of $490 million (the "Bridge Loan"); and (ii) enter into a new senior credit agreement (the "New Credit Agreement") with Bank of America, N.A., as Administrative Agent ("Bank of America"), and a syndicate of lenders providing for a $660 million senior credit facility (the "Bank Financing" and, collectively with the Notes Offering or the Bridge Loan and the Equity Investments, in each case, on the terms and subject to the conditions set forth in the Financing Commitments (as defined herein), the "Financing"); and

                  WHEREAS, at the Closing, immediately following the consummation of the Financing, Operating shall, or shall distribute all or a portion of the proceeds of the Financing to the Company and the Company shall, use such proceeds to: (i) repay in full all outstanding borrowings under the Company's current Credit Agreement (as hereinafter defined); (ii) consummate the Note Tender Offer (as hereinafter defined) (the repayment of the Credit Agreement and the consummation of the Note Tender Offer being collectively referred to as the "Refinancing"): (iii) pay the Per Share Merger Consideration (as hereinafter defined) to the holders of Company Shares; (iv) pay the Aggregate Option Consideration to holders of In-the-Money Options (other than Rollover Options) (as hereinafter defined); and
(v) pay expenses incurred in connection with the transactions contemplated hereby; and

                  WHEREAS, the respective boards of directors and stockholders of each of the Company and Merger Sub, the managing member of Purchaser, the general partner of JLL Fund IV and the managers of CIBC have approved this Agreement and the transactions contemplated hereby; and

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Persons who will hold approximately 95% of the issued and outstanding Company Shares immediately prior to the Closing are executing and delivering an Indemnification Agreement in connection with the transactions contemplated hereby.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                             DEFINITIONS AND TERMS

                  SECTION 1.01. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

                  "8 1/2% Notes" shall have the meaning set forth in Section
                  4.02 hereof.

                  "13% Notes" shall have the meaning set forth in Section 4.02 hereof.

                  "Acquisition Proposal" shall have the meaning set forth in
                  Section 7.11 hereof.

                  "Affiliate" shall mean, as to any Person (as hereinafter defined), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

                  "Aggregate Option Consideration" shall have the meaning set forth in Section 2.05(a) hereof.

                  "Aggregate Purchase Price" shall mean the excess of $738 million over the Stockholders' Adjustments, subject to adjustment as provided in Section 2.07.

                  "Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "AHCCCS" shall mean the Arizona Health Care Cost Containment System.

                  "Assets" shall have the meaning set forth in Section 5.14 hereof.

                  "Bank Commitment Letter" shall have the meaning set forth in
Section 6.05 hereof.

                  "Bank Financing" shall have the meaning set forth in the recitals hereto.

                  "Bankers' Fees" shall mean the aggregate amount of fees and expenses payable to the Company's financial advisors, Goldman, Sachs & Co. and Banc of America Securities LLC, in connection with the transactions contemplated by this Agreement.

                  "Bridge Loan" shall have the meaning set forth in the recitals hereto.

                  "Bridge Loan Commitment" shall have the meaning set forth in
Section 6.05 hereof.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by law or executive order to close.

                  "Certificate of Merger" shall have the meaning set forth in
Section 3.02 hereof.

                  "Change of Control Payments" shall mean any payments that are required to be paid by any member of the Company Group to an officer, director, employee or consultant of or to any member of the Company Group solely upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

                  "CIBC" shall have the meaning set forth in the recitals hereto.

                  "CIBC Equity Commitment Letter" shall have the meaning set forth in Section 6.05 hereof.

                  "CIBC Equity Investment" shall have the meaning set forth in
Section 6.05 hereof.

                  "CIBC Rollover Shares" shall have the meaning set forth in
Section 6.05 hereof.

                  "Closing" shall mean the closing of the transactions contemplated by this Agreement, as provided for in Section 3.01 hereof.

                  "Closing Date" shall have the meaning set forth in Section
3.01 hereof.

                  "CMS" shall have the meaning set forth in Section 5.21(e) hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commercially Available Software" means any computer software used by the Company or any of its Subsidiaries pursuant to a Third-Party Intellectual Property License, which software was licensed for a license fee of less than U.S.$25,000 and is generally commercially available.

                  "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                  "Company" shall have the meaning set forth in the preamble hereto.

                  "Company Debt" shall mean, as of any date, the total Indebtedness of any member of the Company Group as of such date, excluding any Indebtedness owing by one member of the Company Group solely to the Company or any of its wholly-owned Subsidiaries.

                  "Company Group" shall mean the Company and its majority-owned Subsidiaries.

                  "Company Intellectual Property" means all Owned Company Intellectual Property and Licensed Company Intellectual Property.

                  "Company SEC Reports" shall mean any form, report or other document required to be filed by the Company pursuant to the Exchange Act.

                  "Company Shares" shall mean shares of Common Stock.

                  "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated December 11, 2003, between TPG Partners III, L.P. and the Company.

                  "Consents" shall have the meaning set forth in Section 5.07(a) hereof.

                  "Contract" shall mean an agreement, arrangement, understanding, guarantee, lease, license, mortgage or commitment.

                  "Copyrights" means all copyrights and mask works.

                  "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of February 7, 2003, among the Company, certain subsidiaries of the Company, various lenders, Citicorp North America, Inc. and UBS AG, Stamford Branch, as Co-Syndication Agents, General Electric Capital Corporation and Residential Funding Corporation d.b.a. GMAC-RFC Health Capital, as Co-Documentation Agents, Bank of America, N.A., as Administrative Agent, and Bank of America Securities, LLC and Salomon Smith Barney Inc., as Joint Lead Arrangers and Joint Book Managers, as amended.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "DOJ" shall mean the Department of Justice.

                  "Effective Time" shall have the meaning set forth in Section
3.02 hereof.

                  "Eligible Holder" shall have the meaning set forth in Section 2.03(c).

                  "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person or entity or Governmental Authority alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, site assessment and monitoring costs, governmental response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any Subsidiary, or (b) any Environmental Law or circumstances forming the basis of any violation of any Environmental Law.

                  "Environmental Laws" means any Laws relating to: (a) the environment, including, without limitation, pollution, contamination, cleanup, protection and reclamation of the environment; (b) health or safety, including, without limitation, the exposure of employees and other persons to any Hazardous Materials, and the physical features, structure, condition and use of any building, structure, or fixture as related to human health and safety; (c) any Release or threatened Release, including, without limitation, investigation, study, assessment, testing, monitoring, containment, removal, remediation, cleanup and abatement of such Release or threatened Release; (d) the management of any Hazardous Materials, including, without limitation, the generation, processing, labeling, distribution, introduction into commerce, registration, use, treatment, handling, storage, disposal, transportation, re-use, recycling or reclamation of any Hazardous Materials.

                  "Equity Investments" shall mean the TPG Equity Investment, the JLL Equity Investment and the CIBC Equity Investment, collectively.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that together with the Company would be deemed to be a "single employer" within the meaning of Section 400l(b) of ERISA or Section 414 of the Code.

                  "Estoppel Certificate" shall mean a landlord (and, where applicable, prime landlord) estoppel certificate certifying as to any matters which such landlord (or prime landlord) is obligated to certify in accordance with the terms of such landlord's (or prime landlord's) lease, or, in the absence of such an obligation, certifying the following with respect to the applicable lease: (1) the validity and full force and effect of the lease, (2) whether the lease has been supplemented or amended, (3) the existence of any defaults under the lease, (4) the existence of any offsets, counterclaims or defenses under the lease on the part of either party, (5) the commencement and expiration dates of the term of the lease and (6) an attached true and complete copy of the lease, including all amendments.

                  "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.

                  "Exercise Price" shall have the meaning set forth in Section 2.05(a) hereof.

                  "Facilities" shall mean the acute care hospitals, ambulatory surgery centers, managed health plans and other health care facilities owned, leased or operated by the Company or its Subsidiaries.

                  "Financial Statements" shall have the meaning set forth in
Section 5.04 hereof.

                  "Financing" shall have the meaning set forth in the recitals hereto.

                  "Financing Commitments" shall have the meaning set forth in
Section 6.05 hereof.

                  "FTC" shall mean the Federal Trade Commission.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Governmental Authority" shall have the meaning set forth in
Section 5.07(a) hereof.

                  "Hazardous Materials" means any pollutant, contaminant, waste, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, and toxic, radioactive, infectious, disease-causing, medical or hazardous wastes, substances, materials or agents, including, without limitation, all substances defined as "Hazardous Substances," "Oils," "Pollutants," or "Contaminants" in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined or regulated as such pursuant to any Environmental Law.

                  "Health Care Regulatory Laws" shall mean the federal Medicare and Medicaid statutes (which include, but are not limited to, 42 U.S.C.ss.ss.1320a-7, 1320a-7a, 1320a-7b, 1395nn), the federal TRICARE statute, the Federal False Claims Act (31 U.S.C.ss.3729-33), 18 U.S.C.ss.1892, 18 U.S.C.ss.1341, 18 U.S.C.ss.1343, 18 U.S.C.ss.ss.1961-63, 18 U.S.C.ss.286, 18
U.S.C.ss.1001, 18 U.S.C.ss.664, 18 U.S.C.ss.666, 18 U.S.C.ss.1510, 18
U.S.C.ss.1516, 18 U.S.C.ss.1347, 18 U.S.C.ss.669, 18 U.S.C.ss.1035, 18
U.S.C.ss.1518, 31 U.S.C.ss.3730, and, with respect to each of the above, any ordinance, rule, regulation or Order, all federal Laws regulating prescription drug and controlled substance sale, use, distribution, marketing and security; all federal Laws pertaining to human subjects research; Laws pertaining to precautions against the spread of bloodborne pathogens in the workplace or healthcare facilities; and all federal Laws pertaining to the licensure and operation of managed care plans and health plans offering health services under Title XIX of the Social Security Act. Health Care Regulatory Laws shall also mean, with respect to any applicable state, the state Laws pertaining to substantially similar subject matter, as well as any state Laws pertaining to the practice of medicine or the allied health professions.

                  "Health Plan" shall mean Health Choice of Arizona, Inc., a Medicaid managed health plan.

                  "HIPAA" shall have the meaning set forth in Section 5.21(e) hereof.

                  "Hospital Unit Operator" shall have the meaning set forth in
Section 5.21(g) hereof.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" of any Person at any date shall include (a) all Obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),
(b) any other Obligations of such Person that are evidenced by a note, bond, debenture or similar instrument, (c) all Obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all Obligations secured by any Lien (as hereinafter defined) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all Obligations of such Person as lessee that are capitalized in accordance with GAAP, (f) all Obligations of such Person with respect to financial hedging arrangements, (g) all Obligations of such Person to redeem any equity security (other than repurchase obligations with respect to the equity securities of Non-Wholly Owned Subsidiary Guarantors) and
(h) all direct or indirect guarantees of any of the foregoing for the benefit of another Person.

                  "Indemnification Agreement" shall mean the Indemnification Agreement, dated as of the date hereof, by and among Purchaser, the Company and the Stockholders named therein.

                  "Intellectual Property" means all intellectual property and other similar proprietary rights in any jurisdiction, whether registered or unregistered, including such rights in and to: (i) Trademarks; (ii) Patents; inventions, invention disclosures, discoveries and improvements, whether or not patentable; (iii) Copyrights; (iv) Trade Secrets; (v) computer software; (vi) domain names; (vii) moral rights; and (viii) claims, causes of action and defenses relating to the enforcement of any of the foregoing, in each case, as applicable, including any registrations of, applications to register, and renewals, modifications and extensions of, any of the foregoing with or by any Governmental Authority in any jurisdiction.

                  "In-the-Money Option" shall mean any Option to acquire Company Shares issued and outstanding immediately prior to the Effective Time with an exercise price per Company Share subject to such Option that is less than the Per Share Merger Consideration.

                  "JCAHO" shall mean the Joint Commission on Accreditation of Healthcare Organizations.

                  "JLL Equity Commitment Letter" shall have the meaning set forth in Section 6.05 hereof.

                  "JLL Equity Investment" shall have the meaning set forth in
Section 6.05 hereof.

                  "JLL Fund IV" shall have the meaning set forth in the recitals hereto.

                  "JLL Healthcare" shall mean JLL Healthcare, LLC, a Delaware limited liability company.

                  "JLL Healthcare Reorganization Agreement" shall mean the Agreement and Plan of Reorganization, dated as of even date herewith, by and between JLL Healthcare and the Company, substantially in the form of Exhibit F, pursuant to which JLL Healthcare shall be merged with and into the Company, with the Company being the surviving entity, prior to the Effective Time, as a result of which the shares of Common Stock held by JLL Healthcare shall be cancelled and the membership interests in JLL Healthcare shall be converted, in the aggregate, into the right to receive a number of shares of Common Stock equal to the number of shares of Common Stock held by JLL Healthcare immediately prior to such merger.

                  "JLL Operating Agreement" shall mean the Operating Agreement, dated as of October 7, 1999, of JLL Healthcare, as amended.

                  "Labor Laws" shall have the meaning set forth in Section 5.17 hereof.

                  "Laws" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative order or decree, administrative or judicial decision, and any other executive or legislative proclamation.

                  "Leased Realty" shall have the meaning set forth in Section 5.16(c) hereof.

                  "Leases" shall have the meaning set forth in Section 5.16(c) hereof.

                  "Licensed Company Intellectual Property" shall mean the Intellectual Property held under license by the Company and each of its Subsidiaries.

                  "Liens" shall mean any lien, security interest, mortgage, pledge, charge or similar encumbrance.

                  "Litigation" shall have the meaning set forth in Section 5.08 hereof.

                  "Majority-Owned Subsidiary" shall have the meaning set forth in Section 5.06(c) hereof.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole, excluding any such effect to the extent resulting from (a) this Agreement, the transactions contemplated by this Agreement or the announcement thereof, (b) Purchaser's announcement or other disclosure of its plans or intentions with respect to the conduct of the business (or any portion thereof) of the Company or any of its Subsidiaries or (c) changes or conditions (including changes in economic, financial market, regulatory or political conditions, whether resulting from acts of terrorism or war or otherwise) affecting the U.S. economy or the healthcare industry generally, to the extent such changes or conditions do not disproportionately affect the Company or its Subsidiaries.

                  "Material Contracts" shall have the meaning set forth in
Section 5.13 hereof.

                  "Material Payor" shall have the meaning set forth in Section 5.13(n) hereof.

                  "Material Vendors" shall have the meaning set forth in Section
5.26 hereof.

                  "Merger" shall have the meaning set forth in Section 2.02 hereof.

                  "Merger Sub" shall have the meaning set forth in the preamble hereto.

                  "Merger Sub Common Stock" shall mean the common stock, $.01 par value per share, of Merger Sub.

                   "MOB Mortgages" shall mean (a) that certain Land Mortgage granted to the First National Bank of Boston and Paul Allen as Trustee, recorded in Official Records Book 6041, page 136, as affected by Assignment recorded in Official Records Book 6041, page 314, Reassignment recorded in Official Records Book 6041, page 532, Consent to Amendment recorded in Official Records 8633, page 1280, and Partial Release and Amendment recorded in Official Records Book 8633, page 1397, of the public records of Pinellas County, Florida; (b) that certain Land Mortgage in favor of Healthcare Realty Trust Incorporated recorded in Official Records Book 8638, page 75, of the public records of Pinellas County, Florida; (c) that certain Leasehold Deed of Trust, Fixture Filing and Security Agreement granted to Founders Title Company, as Trustee for the benefit of Mellon Mortgage Company by Salt Lake City Professional Building, Ltd., as trustor, and PHC Salt Lake City, Inc., as subordinating fee owner recorded January 22, 1998 as entry number 6843699 in Book 7859, Page 1099, as assigned to Norwest Bank Minnesota; and (d) that certain Deed of Trust, Fixture Filing and Security Agreement granted to America West Title Company, as Trustee for the benefit of Prudential Mortgage Capital Company LLC by Southridge Professional Plaza L.L.C., and Jordan Valley Hospital, Inc., collectively as trustor recorded August 22, 2001 as entry number 7982413 in Book 8492, Page 1537.

                  "New Credit Agreement" shall have the meaning set forth in the recitals hereto.

                  "New Notes" shall have the meaning set forth in the recitals hereto.

                  "Non-Wholly Owned Subsidiary Guarantors" shall mean Odessa Regional Hospital, LP, a Delaware limited partnership, Davis Hospital and Medical Center, LP, a Delaware limited partnership, Jordan Valley Hospital, LP, a Delaware limited partnership, and The Medical Center of Southeast Texas, LP, a Delaware limited partnership.

                  "Note Tender Offer" shall have the meaning set forth in
Section 4.02 hereof.

                  "Notes" shall have the meaning set forth in Section 4.02 hereof.

                  "Notes Offering" shall have the meaning set forth in the recitals hereto.

                  "Obligations" shall mean, with respect to any Indebtedness, any principal, interest, penalties, fees, guarantees, reimbursements, damages, costs of unwinding and other liabilities payable under the documentation governing such Indebtedness.

                  "Option" shall mean any option, warrant or other right, agreement, arrangement, or commitment of any kind whatsoever to which the Company or any Subsidiary is a party relating to the issued or unissued capital stock or other equity interests of the Company or any Subsidiary or obligating the Company or any Subsidiary to grant, issue or sell any share of the capital stock or other equity interests of the Company or such Subsidiary by sale, lease, license or otherwise, including, without limitation, any option to purchase Company Shares granted under the Stock Option Plan.

                  "Orders" shall have the meaning set forth in Section 5.08 hereof.

                  "Owned Company Intellectual Property" shall have the meaning set forth in Section 5.19(a) hereof.

                  "Owned Realty" shall have the meaning set forth in Section 5.16(a) hereof.

                  "Paracelsus Recapitalization Agreement" shall mean the Recapitalization Agreement, dated as of August 16, 1999, by and among Paracelsus Healthcare Corporation, PHC/CHC Holdings, Inc., PHC/Psychiatric Healthcare Corporation, PHC-Salt Lake City, Inc., Paracelsus Pioneer Valley Hospital, Inc., Pioneer Valley Health Plan, Inc., PHC-Jordan Valley, Inc., Paracelsus PHC Regional Medical Center, Inc., Paracelsus Davis Hospital, Inc., PHC Utah, Inc., Clinicare of Utah, Inc., and JLL Hospital, LLC, as amended.

                  "Patents" means all issued patents, including design patents and utility patents, pending patent applications, and any and all reissues, divisions, continuations, continuations-in-part, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, patents of importation/confirmation, certificates of invention and certificates of registration.

                  "Per Share Merger Consideration" shall mean the quotient obtained by dividing (x) the sum of the Aggregate Purchase Price and the aggregate exercise price of the In-the-Money Options (including all Rollover Options), by (y) the sum of (1) the number of Company Shares issued and outstanding immediately prior to the Effective Time (including the CIBC Rollover Shares) and (2) the number of Company Shares issuable upon exercise of the In-the-Money Options (including all Rollover Options).

                  "Permits" shall have the meaning set forth in Section 5.10 hereof.

                  "Permitted Liens" shall mean (i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due or delinquent, (ii) Liens for Taxes (as hereinafter defined), assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings, (iii) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances, individually or in the aggregate, would not materially detract from the value or marketability of the property or asset to which it relates or materially impair the ability of the Company or the Subsidiaries to use the property or asset to which it relates in substantially the same manner as it was used prior to the Closing Date, (iv) the leases marked with an asterisk on Section II of Schedule 5.16(b), provided, that no obligation or provision thereunder would reasonably be expected to cause a Material Adverse Effect, and (v) the MOB Mortgages, provided, that no claim relating to such mortgages would reasonably be expected to cause an Material Adverse Effect.

                  "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

                  "Plans" shall have the meaning set forth in Section 5.12(a) hereof.

                  "Programs" shall mean the Medicare, Medicaid and TRICARE programs.

                  "Purchaser" shall have the meaning set forth in the preamble hereto.

                  "Purchaser Schedule" shall mean the disclosure schedule being delivered by Purchaser concurrently with the execution of this Agreement.

                  "Real Property" shall have the meaning set forth in Section 5.16(c) hereof.

                  "Refinancing" shall have the meaning set forth in the recitals hereto.

                  "Related Party" shall mean, with respect to any Person: (a) any Affiliate of such Person; (b) any Person that serves as a director, officer, partner, executor or trustee (or in similar capacity), or owns beneficially or of record five percent (5%) or more of the equity, of such Person; (c) any Person with respect to which such Person serves as a general partner or trustee (or in a similar capacity); and (d) any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any Related Person described in clauses (a), (b) or (c) of this definition.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Materials into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata), or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                  "Rollover Options" shall have the meaning set forth in Section 2.05(a) hereof.

                  "Rollover Option Gross Amount" shall have the meaning set forth in Section 2.05(b) hereof.

                  "Stock Option Plan" shall have the meaning set forth in
Section 2.05(b) hereof.

                  "Stockholders' Adjustments" shall mean the sum of (i) all Stockholders' Expenses incurred on or prior to the Closing Date in connection with this Agreement or the transactions contemplated hereby, (ii) all Change of Control Payments that actually are paid or will be paid by the Company or any of its Subsidiaries, and (iii) any payments, distributions or transfers of cash or other property made (or agreed to be made) to the extent that (A) such payments, distributions or transfers are made (or such agreements are entered into) from and after the date hereof in breach of Sections 7.01(ii), (iii), (viii), (x), (xviii), (xix) or (xxi) (only in so far as clause (xxi) relates to actions described in the aforementioned clauses) or (B) except as set forth on Schedule
5.05 (only insofar as it relates to actions described in Section 7.01), such payments, distributions or transfers have been made (or such agreements have been entered into) since March 31, 2004 and prior to the date hereof and would have been (in the absence of the consent of Purchaser) in breach of Sections 7.01(ii), (iii), (viii), (x), (xviii), (xix) or (xxi) (only in so far as clause
(xxi) related to actions described in the aforementioned clauses).

                  "Stockholders' Agreement" shall mean that certain stockholders agreement dated as of October 8, 1999, by and among the Company, JLL Healthcare, Paracelsus Healthcare Corporation and each of the other investors listed thereto, as amended.

                  "Stockholders' Expenses" shall mean (i) the Bankers' Fees,
(ii) amount payable pursuant to the 2004 Special Bonus Plan of IASIS Healthcare Corporation and (iii) all other expenses of, or required to be borne by, the holders of Company Shares relating to or in connection with the transactions contemplated hereby (other than the Bankers' Fees) as determined by the Stockholders' Representative, in its sole discretion and set forth in a statement to be delivered by the Stockholders' Representative to Purchaser prior to the Closing.

                  "Stockholders' Representative" shall mean JLL Partners, Inc.

                  "Subsidiary" shall have the meaning set forth in Section 5.01(b) hereof.

                  "Subsidiary Shares" shall mean the shares of capital stock, limited liability company interests or partnership interests of the Company's Subsidiaries that are owned, directly or indirectly, by the Company.

                  "Surviving Corporation" shall have the meaning set forth in
Section 2.02 hereof.

                  "Surviving Corporation Common Shares" shall mean the shares of common stock, $.01 par value per share, of the Surviving Corporation.

                  "Surviving Corporation Preferred Shares" shall mean the shares of Series A Cumulative Redeemable Preferred Stock, $.01 par value, of the Surviving Corporation, each having an initial stated value of $1,000 per share and the other terms, preferences and relative rights described in Exhibit C hereto.

                  "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign Governmental Authority, including income, gross receipts, excise, property, escheat and unclaimed property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added or other taxes, including any interest, penalties or additions attributable thereto.

                  "Tax Law" shall mean any Law relating to Taxes.

                  "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

                  "Tax Sharing Agreement" shall mean that certain tax sharing agreement, dated as of October 8, 1999, among JLL Healthcare, the Company and certain of its Subsidiaries.

                  "Third-Party Intellectual Property Licenses" means agreements under which Intellectual Property owned in whole or in part by Persons other than the Company and its Subsidiaries is licensed for use by the Company or its Subsidiaries, other than agreements for Commercially Available Software.

                  "TPG" shall have the meaning set forth in the recitals hereto.

                  "TPG Equity Commitment Letter" shall have the meaning set forth in Section 6.05 hereof.

                  "TPG Equity Investment" shall have the meaning set forth in
Section 6.05 hereof.

                  "Trademarks" means all trademarks, service marks, logos, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin and the goodwill associated with the foregoing.

                  "Trade Secrets" means all trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), and other confidential or non-public business information if such information derives independent economic value from not being generally known to, and not being readily ascertainable through proper means by, the public, including ideas, formulas, compositions, plans, designs, inventions, equipment lists, methodologies, processes and/or procedures, specifications, proposals, invention records and technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, licensing records, and all other know-how, whether or not protected by patent, copyright or trade secret law.

                  "WARN Act" shall have the meaning set forth in Section 5.17(g) hereof.

                  SECTION 1.02. Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

                  SECTION 1.03. Other Definitional Provisions.

                  (a) The words "hereof", "herein", "hereto", "hereunder" and "hereinafter" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) The term "dollars" and character "$" shall mean United States dollars.

                  (d) The word "including" shall mean including, without limitation, and the words "include" and "includes" shall have corresponding meanings.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01. Capitalization of Merger Sub. At the Closing and prior to the Effective Time, Purchaser shall contribute to Merger Sub cash in the amount of $550 million in consideration for 100 shares of Merger Sub Common Stock.

                  SECTION 2.02. Merger. At the Effective Time, in accordance with this Agreement and the DGCL, Merger Sub shall be merged with and into the Company (the "Merger"), the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as a private nature, and shall be subject to all liabilities, obligations and penalties of the Company and Merger Sub, all with the effect set forth in the DGCL. The certificate of incorporation and the by-laws of the Company as in effect immediately prior to the Effective Time, attached hereto as Exhibits A and B respectively, shall be the certificate of incorporation and the by-laws of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

                  SECTION 2.03. Conversion of Shares.

                  (a) At the Effective Time, all shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Purchaser, be converted into and thereafter evidence in the aggregate (i) a number of Surviving Corporation Common Shares equal to the excess of 14,750,000 over the number of CIBC Rollover Shares and (ii) 295,000 Surviving Corporation Preferred Shares. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time, when converted in accordance with this Section 2.03(a), shall no longer be outstanding, shall automatically be canceled and shall cease to exist.

                  (b) At the Effective Time, each CIBC Rollover Share, by virtue of the Merger and without any action on the part of CIBC or Purchaser, shall remain outstanding as a Surviving Corporation Common Share.

                  (c) At the Effective Time, each Company Share other than the CIBC Rollover Shares (which shall remain outstanding in accordance with Section 2.03(b)) and other than Company Shares held by Merger Sub (which shall be cancelled) shall, by virtue of the Merger and without any action on the part of the holder thereof (any such holder, an "Eligible Holder"), be converted into and thereafter evidence the right to receive, without interest, the Per Share Merger Consideration, less income tax and employment withholding tax, if applicable. Each Company Share issued and outstanding immediately prior to the Effective Time, when converted in accordance with this Section 2.03(c), shall no longer be outstanding, shall automatically be canceled and shall cease to exist.

                  (d) After the Effective Time, each Eligible Holder who holds Certificates formerly representing Company Shares shall have no rights with respect to the Surviving Corporation, except the right to receive, without interest, the Per Share Merger Consideration in respect of each such Company Share, less income tax and employment withholding tax, if applicable, upon surrender of the Certificate(s) evidencing such Company Shares in accordance with Section 2.04.

                  SECTION 2.04. Payment of Merger Consideration.

                  (a) Immediately after the Effective Time, the Surviving Corporation shall deliver to each Eligible Holder who has delivered a duly executed and completed letter of transmittal and such other documents as may reasonably be required by the Company and has surrendered the applicable Certificate(s) representing its Company Shares an aggregate amount in cash equal to the product of the number of Company Shares represented by such Certificate(s) multiplied by the Per Share Merger Consideration, less any applicable income and employment withholding tax by wire transfer of immediately available funds, and less the Escrow Amount, if applicable.

                  (b) In the event that any holder of Company Shares, any member of JLL Healthcare or any holder of In-the-Money Options (collectively, the "Stockholders") does not execute and deliver to Purchaser the Indemnification Agreement prior to the Effective Time (any such Stockholder, a "Non-Executing Stockholder"), then the Surviving Corporation shall withhold from the aggregate amount payable to such Non-Executing Stockholder in respect of such Non-Executing Stockholder's Company Shares and In-the-Money Options hereunder an amount (the "Escrow Amount") equal to the product of (1) $50,000,000 and (2) such Non-Executing Stockholder's Percentage Interest (as defined in the Indemnification Agreement). Any such amount so withheld shall be deposited in escrow immediately after the Effective Time with a third-party escrow agent mutually agreed upon by the Company and Purchaser for the purpose of funding indemnification, substantially on the terms, subject to the conditions and in the manner described in the Indemnification Agreement.

                  (c) In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, payment may be made with respect to such shares to such a transferee if the Certificate representing such shares is presented to the Company, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  SECTION 2.05. Company Stock Options.

                  (a) Except for the In-the-Money Options listed on Schedule
2.05 and granted under the Stock Option Plan or specified prior to the Effective Time in a written agreement among the Company, the Purchaser and the holder of any such In-the-Money Options (collectively, "Rollover Options"), at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each outstanding Option granted under the Stock Option Plan (regardless of whether such Option is at such time otherwise exercisable) shall be cancelled in exchange for a payment in cash of an amount equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Option (the "Exercise Price"), multiplied by (ii) the number of shares of Company Shares issuable upon the exercise of such Option (in the aggregate, with respect to all such Options, the "Aggregate Option Consideration"), less applicable income and employment withholding taxes.

                  (b) Effective as of the Effective Time, each Rollover Option shall be converted into a fully vested right to purchase (i) a number of Surviving Corporation Common Shares equal to the quotient obtained by dividing
(A) the product of the Per Share Merger Consideration and the number of Company Shares issuable upon exercise of such Rollover Option immediately prior to the Effective Time (the "Rollover Option Gross Amount") by (B) $40, and (ii) a number of Surviving Corporation Preferred Shares equal to the quotient obtained by dividing the Rollover Option Gross Amount by $2,000 at the same aggregate Exercise Price applicable to such Rollover Option immediately prior to the Effective Time (and such aggregate Exercise Price shall be allocated equally among the aggregate number of Surviving Corporation Common Shares subject to such Rollover Option, on the one hand, and the aggregate number of shares of Surviving Corporation Preferred Shares subject to such Rollover Option, on the other hand); provided, that with respect to "incentive stock options," any adjustments shall be made in accordance with Section 424 of the Code; and provided further, that each Rollover Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction with respect to the Surviving Corporation subsequent to the Effective Time (other than the transactions contemplated in this Agreement). Except as provided in the immediately preceding sentence, the Rollover Options shall be subject to terms and conditions substantially identical to those in effect immediately prior to the Effective Time (including, without limitation, as to exercisability), as provided under the IASIS Healthcare Corporation 2000 Stock Option Plan (the "Stock Option Plan") and any award agreement applicable to the Rollover Option under the Stock Option Plan. Promptly after the Effective Time, the Surviving Corporation will deliver to each holder of a Rollover Option a notice describing the adjustments to such Rollover Option.

                  (c) Certain Actions. Prior to the Effective Time, the Company shall use all reasonable best efforts to take any actions required to effect the provisions of this Section 2.05 (including any action required of the board of directors of the Company or delivery of notice or obtaining the consent of holders of Company Shares to the transactions contemplated hereby and any consents or releases of holders of Options, to the extent required under the Stock Option Plan pursuant to which Options are outstanding or otherwise).

                  SECTION 2.06. Certain Actions in Connection with the Merger.

                  (a) Mailing to Stockholders. As promptly as practicable after the date hereof, the Company shall mail to each holder of Common Shares on the applicable record date, (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss of the Certificates shall pass, only upon delivery of the Certificates to the Company, and which letter shall be in customary form and have such other provisions as the Company may reasonably specify and (ii) instructions for effecting the surrender of such Certificates for payment.

                  (b) Letters of Transmittal. The letter of transmittal shall specify that prior to the Effective Time in the event of a termination of this Agreement prior to the Closing pursuant to Article IX, the Company shall return such Certificates to the holder of record.

                  (c) Share Transfer Books. At and after the Effective Time, there shall be no transfers on the share transfer books of the Company of any shares of capital stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates of the Company are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in
Section 2.03.

                  (d) Unclaimed Merger Consideration. Six months after the Effective Time, any holder of Company Shares entitled to receive Per Share Merger Consideration who has not theretofore complied with this Section 2.06 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of any Per Share Merger Consideration that may be payable upon surrender of any Certificates representing Company Shares held by such holder, as determined pursuant to this Agreement, as a general creditor and without any interest thereon.

                  (e) No Liability. None of the Company, the Surviving Corporation, Purchaser, the Stockholders' Representative, any Affiliates of the foregoing or any other person shall be liable for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company or the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Company or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration payable in respect thereof pursuant to this Agreement.

                  SECTION 2.07. Certain Litigation Matters.

                  (a) The Company is a party to certain litigation actions as described in Schedule 2.07 (the "Specified Litigation"). In the event that the Specified Litigation results in a final judgment or settlement and, as a result thereof, the Company receives proceeds, net of all expenses incurred and taxes paid or to be paid by the Company in connection with the Specified

Litigation ("Net Proceeds"), in excess of $25,000,000, the Aggregate Purchase Price shall be increased by an amount equal to 50% of the excess of such Net Proceeds over $25,000,000, and the Per Share Merger Consideration shall be recomputed on the basis of the revised Aggregate Purchase Price. The amount of any increase in the Per Share Merger Consideration resulting from any such increase in the Aggregate Purchase Price shall be paid (less applicable income and employment withholding taxes) in cash by the Surviving Corporation to former holders of Common Shares and In-the-Money Options (other than Rollover Options), or the Stockholders' Representative on their behalf, as promptly as practicable after receipt of the related Net Proceeds. The Surviving Corporation shall also adjust the number of Surviving Corporation Common Shares and Surviving Corporation Preferred Shares issuable pursuant to the Rollover Options in the event of any such increase in the Per Share Merger Consideration. However, no Option cancelled pursuant to Section 2.05(a) hereof shall be reinstated as a result of any such increase in the Per Share Merger Consideration. The parties hereto agree to treat, for U.S. federal, state and local tax purposes, any Net Proceeds paid to the former holders of Common Shares and In-the-Money Options (other than Rollover Options) pursuant to this Section 2.07, as an adjustment of the amount paid by the Company to the former holders of the Company's Common Stock and In-the-Money Options (other than Rollover Options) in redemption of such Common Stock and In-the-Money Options.

                  (b) If the Net Proceeds include any non-cash consideration, then the Board of Directors of the Surviving Corporation shall, in good faith, estimate the fair market value of such consideration, and such amount shall be included in Net Proceeds for purposes of Section 2.07(a) hereof. If any director of the Surviving Corporation so requests, the Surviving Corporation shall engage an appraisal firm of recognized national standing in respect of property of the kind concerned to furnish a valuation of such property and otherwise to assist the Board of Directors of the Surviving Corporation in arriving at its good faith estimate.

                  (c) It is expressly understood and agreed that the Surviving Corporation, acting by the majority vote of its directors, shall have sole and absolute discretion with respect to the prosecution, administration and disposition of the Specified Litigation, including the absolute right to settle for any consideration or abandon for no consideration the Specified Litigation. In exercising such discretion, none of Purchaser, the Surviving Corporation or any of their directors, officers, principals or Affiliates, shall owe any duty, obligation or liability to the former holders of Company Shares or Options.

                                   ARTICLE III
                                     CLOSING

                  SECTION 3.01. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY, at 10:00 a.m. (local time), on the third Business Day following the satisfaction or waiver of the conditions precedent set forth in Article VIII, or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is called the "Closing Date".

                  SECTION 3.02. Effective Time. Upon the terms and subject to the conditions of this Agreement, as soon as practicable at or after the Closing, the parties hereto shall deliver to the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") and shall make all other filings or recordings as may be required under the DGCL and any other applicable Law in order to effect the Merger. The Merger shall become effective at the time of filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as the parties hereto may agree and as is provided in the Certificate of Merger. The date and time at which the Merger shall so become effective is herein referred to as the "Effective Time".

                                   ARTICLE IV
                       FINANCING AND RELATED TRANSACTIONS

                  SECTION 4.01. Financing Commitments. The Company, Purchaser and Merger Sub shall use their respective reasonable best efforts to cause the Financing Commitments to be fulfilled in accordance with their terms (to the extent such fulfillment is within the control of the Company and Purchaser). Without limiting the generality of the foregoing, each of the Company and Purchaser shall use its reasonable best efforts to cause their respective employees, accountants, counsel and other representatives to reasonably cooperate with each other in carrying out the transactions contemplated by the Financing Commitments and in delivering all documents and instruments deemed reasonably necessary by the Company or Purchaser (including providing standard accountants' "comfort" letters and legal opinions and otherwise cooperating and assisting in satisfying the conditions to the Financing Commitments and assisting with the syndication or marketing of the Financing contemplated thereby including, by (i) providing direct contact between prospective lenders and the officers and directors of the Company and its Subsidiaries and (ii) providing assistance in preparation of confidential information memoranda and other materials to be used in connection with consummating the Financing and Refinancing) and taking all other actions reasonably necessary in connection with the Financing, including the issuance of the New Notes in the Notes Offering, and the Refinancing. The Company, Purchaser and Merger Sub shall cooperate in connection with the preparation of all documents and the making of all filings required in connection with the Financing, including the Notes Offering and the Refinancing (including the Note Tender Offer), and shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate the Financing and the Refinancing and the other transactions contemplated hereby. The Company and Purchaser shall immediately provide the Stockholders' Representative with written notice of any written amendments to the terms and conditions of the Financing Commitments and the Company shall promptly notify the Stockholders' Representative in writing of any fact or occurrence that could reasonably be expected to cause any conditions to the financing provided for by the Financing Commitments not to be satisfied.


                  SECTION 4.02. Note Tender Offer. Prior to the Closing, the Company and Purchaser shall use their respective reasonable best efforts to take all actions necessary or appropriate to allow the Company to commence a self tender offer and consent solicitation (the "Note Tender Offer") to repurchase any and all of the Company's outstanding 8 1/2% Senior

Subordinated Notes due 2009 (the "8 1/2% Notes") and 13% Senior Subordinated Notes due 2009 (the "13% Notes" and, collectively with the 8 1/2% Notes, the "Notes"). The Note Tender Offer shall be effected strictly pursuant to the terms and conditions set forth on Schedule 4.02 (unless otherwise agreed to in writing by the Company and Purchaser), and otherwise in compliance with applicable Laws and SEC rules and regulations.

                  SECTION 4.03. Financing. At the Closing, the Company shall cause Operating to (a) enter into the New Credit Agreement with a syndicate of lenders led by Bank of America, N. A. and (b) consummate the Notes Offering, or enter into the Bridge Loan with a group of institutions led by Banc of America Securities LLC.

                  SECTION 4.04. Refinancing. At the Closing, immediately following the consummation of the Bank Financing and the Notes Offering or the Bridge Loan, Operating shall, or shall distribute all or a sufficient portion of the proceeds of the Financing to the Company and the Company shall use such funds to: (i) consummate the Refinancing pursuant to which the Company shall (a) repurchase and retire all of the issued and outstanding 8 1/2% Notes and 13% Notes validly tendered and not withdrawn in the Note Tender Offer and (b) repay in full all of the outstanding principal and premium, if any, together with accrued interest and fees and all amounts related to outstanding letters of credit, under the Credit Agreement, and shall take all actions necessary to terminate the Credit Agreement; (ii) pay the Per Share Merger Consideration to Eligible Holders of Company Shares entitled thereto; (iii) pay the Aggregate Option Consideration to holders of In-the-Money Options (other than Rollover Options) in accordance with Section 2.05 hereof; and (iv) pay the expenses of the Company relating to the transactions contemplated by this Agreement.

                  SECTION 4.05. Contribution of Assets and Liabilities to Operating. Prior to the Closing, the Company shall transfer to Operating as a contribution of capital substantially all of its assets, and Operating shall assume from the Company substantially all of its liabilities, pursuant to a bill of sale and other documentation in form and substance reasonably satisfactory to counsel for Purchaser and the providers of the Financing.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as disclosed in the Schedules (it being understood that any matter disclosed pursuant to any Schedule hereto shall be deemed to be disclosed pursuant to any other Schedule hereto as and to the extent that it is readily apparent on the face of such disclosure that such disclosure is applicable to such other Schedule hereto, but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed), the Company hereby represents and warrants to Purchaser as follows (provided, however, that to the extent such representations and warranties relate to less than majority-owned Subsidiaries, such representations and warranties are made to the knowledge of the Company only):

                  SECTION 5.01. Organization and Qualification.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified or licensed and in good standing to do business as a foreign corporation in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, makes such qualification necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect.

                  (b) Schedule 5.01(b) sets forth the name, jurisdiction of organization and authorized capitalization of each corporation, partnership, limited liability company or other entity owned, directly or indirectly, in whole or in part, by the Company (each, a "Subsidiary") and, for each wholly-owned Subsidiary, the ownership of all outstanding capital stock, partnership interests and other ownership or equity interests. Each Subsidiary
(i) is a duly organized and validly existing corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is now being conducted and (iii) is duly qualified and in good standing to do business as a foreign corporation, partnership or limited liability company in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, makes such qualification necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.02. Authority; Binding Effect. The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate action on the part of the Company or any of the Subsidiaries or their respective stockholders is required to authorize the execution, delivery and performance hereof by the Company, and the consummation of the transactions contemplated hereby. Concurrently with the execution of this Agreement, holders of a majority of the issued and outstanding Company Shares are delivering written consents adopting this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by principles of equity.

                  SECTION 5.03. SEC Documents. The Company has filed all Company SEC Reports required to be filed pursuant to the Exchange Act since September 30, 2001. Such Company SEC Reports, as of their respective filing dates, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the then applicable requirements of the Exchange Act, and the applicable rules and regulations thereunder. Except for the Non-Wholly Owned Subsidiary Guarantors, no Subsidiary of the Company is required to file any forms, reports or other documents with the SEC. The Non-Wholly Owned Subsidiary Guarantors have filed all forms, reports and other documents required to be filed pursuant to the Exchange Act on a timely basis. Such forms, reports and other documents, as of their respective filing dates, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the then applicable requirements of the Exchange Act, and the applicable rules and regulations thereunder.

                  SECTION 5.04. Financial Statements, (a) The consolidated financial statements (including all related notes) included in the Company SEC Reports filed with the SEC since September 30, 2001 (the "Reported Financials"), and the condensed consolidated financial statements of the Company and its Subsidiaries as of and for the quarter ended March 31, 2004, as set forth on
Schedule 5.04 (together with the Reported Financials, the "Financial Statements") fairly present the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof, and the results of operations and the changes in cash flows of the Company and the Subsidiaries for the respective periods set forth therein. Each of the Reported Financials (including all related notes) included in the Company SEC Reports has been prepared in accordance with GAAP, except as otherwise noted therein, and subject, in the case of interim Financial Statements, to normal and recurring year-end audit adjustments. The interim Financial Statements have been prepared from the books and records of the Company and the Subsidiaries on a basis consistent with the audited Financial Statements, subject to normal and recurring year-end adjustments and, in the case of the Financial Statements as of and for the quarter ended March 31, 2004, except for the absence of footnotes. Since its formation, JLL Healthcare has not conducted any activities or business other than the holding of Company Shares, and has not incurred any liabilities other than pursuant to the Tax Sharing Agreement or other tax liabilities arising from the activities of the Company.

                  SECTION 5.05. Absence of Certain Changes or Events. Except as set forth on Schedule 5.05, during the period from October 1, 2003 until the date hereof, the Company and its Subsidiaries have conducted their businesses only in the ordinary course of business consistent with past practice and there has not occurred, nor has there been any condition, event, circumstance, change or effect that has had or would reasonably be expected to have, a Material Adverse Effect, and, during the period from April 1, 2004 until the date hereof, none of the Company or any of the Subsidiaries has taken any action which, if taken after the execution and delivery of this Agreement, would have required the prior consent of Purchaser pursuant to Section 7.01 (i), (ii), (iii), (iv),
(v), (vi), (vii), (viii), (ix), (x), (xi), (xiii), (xiv), (xviii) or (xx) hereof, or has entered into any agreement, commitment or transaction with respect to any of the foregoing. During the period from October 1, 2003 until the date hereof, there has not been any damage, destruction or loss, whether or not covered by insurance (other than normal wear and tear and depletion), with respect to the property and assets of the Company or the Subsidiaries having a replacement cost for any single loss or in the aggregate in respect of all losses of more than $1,000,000.

                  SECTION 5.06. Ownership of Stock/Capitalization.

                  (a) The total number of shares of capital stock of all classes which the Company has the authority to issue is 115,000,000, which are classified as follows: 100,000,000 Common Shares, $.01 par value per share; 10,000,000 Nonvoting Common Shares, $.01 par value per share; and 5,000,000 Preferred Shares, $.01 par value per share. Of such authorized shares, as of the date hereof, a total of 31,985,029 Common Shares are issued, 31,956,113 Common Shares are issued and outstanding and no Nonvoting Common Shares or Preferred Shares are issued. All of the Company Shares have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of, and are not subject to, any preemptive or subscription rights or rights of first refusal. As of the date hereof, options to purchase 6,537,037 Company Shares were outstanding and all such options were issued under the Stock Option Plan. The Company has provided to Purchaser a true and complete list of each current or former employee, consultant or director of the Company or any of its Subsidiaries who, as of the date hereof, holds any Option, together with the number of Company Shares subject to each such Option, the exercise price per share, the grant date and vesting schedule, whether such Option is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code, and the expiration date of each such Option.

                  (b) Each issued and outstanding share of capital stock, limited liability company interest or partnership interest of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and has not been issued in violation of, and is not subject to, any preemptive or subscription rights or rights of first refusal.

                  (c) The Company or one of the Subsidiaries has good and valid title to all of the Subsidiary Shares, free and clear of all Liens. Set forth in
Schedule 5.06(c), with respect to each Subsidiary in which a majority of the outstanding capital stock, voting power or other equity interests is owned by the Company or another Subsidiary of the Company ("Majority-Owned Subsidiary"), are (i) the names of all persons or entities (other than the Company or any Subsidiary) who hold of record shares or other equity interests in any of the Subsidiaries, and (ii) the shares or other equity interests of any Subsidiary owned of record by each such person or entity.

                  (d) (i) Except for the Options issued pursuant to the Stock Option Plan and described above, there is no Option outstanding; (ii) there is no obligation, contingent or otherwise, of the Company or any Subsidiary to (A) repurchase, redeem or otherwise acquire any share of the capital stock or other equity interests of the Company or any Subsidiary, or (B) other than pursuant to inter-company arrangements among or between the Company and one or more of its Subsidiaries or among or between one or more Subsidiaries of the Company, provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, the Company or any Subsidiary or any other Person; (iii) neither the Company nor any Subsidiary, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests of, any corporation, partnership, joint venture or other entity; (iv) there is no agreement, arrangement, contract or other commitment of any kind whatsoever (contingent or otherwise) pursuant to which any Person is or may become entitled to receive any payment from the

Company or any Subsidiary based on the revenues or earnings, or calculated in accordance therewith, of the Company or any Subsidiary; and (v) there is no voting trust, proxy or other agreement, arrangement, contract or other commitment of any kind whatsoever to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary, or any of their respective properties or assets, is bound with respect to the voting of any share of capital stock or other equity interest of the Company or any Subsidiary.

         (e) Schedule 5.06(e) sets forth, as of the date hereof, the name of each holder of record of Company Shares and the number of Company Shares held of record thereby.

                  SECTION 5.07. Consents and Approvals/No Violation.

                  (a) Except as set forth in Schedule 5.07, the execution and delivery of this Agreement by the Company do not, and the performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not, require the Company or any Subsidiary to obtain (x) any consent, approval, waiver, authorization or permit of, or to make any filing or registration with or notification to ("Consents"), any federal or state court, legislature, executive or regulatory authority, agency or commission, or other governmental entity, authority or instrumentality, whether domestic or foreign ("Governmental Authority"), or (y) any Consent of any third party, except for
(i) applicable requirements, if any, of the HSR Act, and (ii) those Consents, the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 5.07, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate, in any material respect, the certificate of incorporation or by-laws, in each case as currently in effect, of the Company or any Subsidiary, (ii) conflict with, violate or result in a loss of rights or trigger new obligations under any Laws or Orders applicable to the Company or any Subsidiary or by or to which any of their respective properties or assets is bound or subject, or otherwise give any Governmental Authority the right to revoke, withdraw, suspend, cancel or terminate or modify any Permit that is held by the Company or any Subsidiary or that otherwise relates to the business of, or any of the assets owned or used by, the Company or any Subsidiary, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any Change of Control Payment or other payment or otherwise change the existing rights or obligations of the Company or any Subsidiary under, or trigger any change in financial reserve requirements or arrangements under, or result in the creation of a Lien on any of the properties or assets of the Company or any Subsidiary under, any note, bond, mortgage, indenture, Contract, agreement, arrangement, commitment, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by or to which the Company or any Subsidiary or any of their respective properties or assets is bound or subject, except, in the case of (ii) or (iii) above, for such conflicts, violations, breaches, defaults, rights, payments or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.08. Absence of Litigation. Except as set forth on
Schedule 5.08, (i) there is no claim, action, arbitration, suit, proceeding or investigation of any kind whatsoever, at law or in equity (including actions or proceedings seeking injunctive relief), by or before any Governmental Authority ("Litigation") pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or affecting any of their respective properties or assets, which if adversely determined, (x) would reasonably be expected to have a Material Adverse Effect, (y) would reasonably be expected to materially impair the Company's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby or (z) would reasonably be expected to materially impair the ability of the Company or any Subsidiary to conduct their respective businesses after the Closing Date in substantially the manner as they are now being conducted and (ii) neither the Company nor any Subsidiary is a party to or subject to, or in default under, any material judgment, order or decree of any Governmental Authority to which the Company or any Subsidiary is a party or to which it is subject ("Orders").

                  SECTION 5.09. Related Party Agreements. Except for the Stockholders Agreement, the JLL Operating Agreement and the Tax Sharing Agreement or as otherwise set forth on Schedule 5.09, no Related Party of the Company or any Subsidiary is a party to any agreement, arrangement, contract or other commitment to which the Company or any Subsidiary is a party or by or to which any of their respective properties or assets is bound or subject, or, to the knowledge of the Company, has a material interest in any agreement, arrangement, contract or other commitment, property or asset (real or personal), tangible or intangible, owned by, used in or pertaining to the business of the Company or any Subsidiary, other than any of the foregoing (a) entered into in the ordinary course of business, on commercially reasonable terms established on an arm's-length basis and relating to employment or the provision of goods or services or (b) entered into between the Company or a Majority-Owned Subsidiary, on the one hand, and another Majority-Owned Subsidiary, on the other hand. Without limiting the generality of the foregoing, except for the Stockholders Agreement, the JLL Operating Agreement and the Tax Sharing Agreement or any transactions (a) entered into in the ordinary course of business, on commercially reasonable terms established on an arm's-length basis and relating to employment or the provision of goods or services or (b) entered into between the Company or a Majority-Owned Subsidiary, on one hand, and another Majority-Owned Subsidiary, on the other hand, or (c) as set forth on Schedule 5.09, no Related Party of the Company: (a) has outstanding any Indebtedness owed to the Company or a Subsidiary (other than ordinary course reimbursement of expenses) or, (b) to the knowledge of the Company, owns any financial interest in, or is a director, officer, employee or Affiliate of, or lender to, or borrower from, or has the right to participate in the management or operations or profits of, any Person which is (i) a material competitor, supplier, customer, creditor or debtor of the Company or a Subsidiary, (ii) a party to or beneficiary of any contract with the Company or a Subsidiary, (iii) engaged in a business materially related to the business of the Company or a Subsidiary as currently conducted or (iv) participating in any transaction to which the Company or a Subsidiary is party; provided, however, that ownership of securities representing less than 10% of the outstanding voting power of any Person which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other material connection or relationship with such Person.

                  SECTION 5.10. Permits/Compliance with Laws. Except as set forth on Schedule 5.10, the Company and each Subsidiary possess all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders of Governmental Authorities required under applicable Laws to own, lease and operate its properties and assets and to carry on its business as it is now being conducted (collectively, the "Permits"), and there is no application, petition, objection, claim, action, suit, proceeding or investigation by or with any Governmental Authority pending or, to the knowledge of the Company, threatened regarding suspension, cancellation, limitation, restriction or revision of any such Permits or a declaration of any such Permit as invalid; provided that this provision does not apply with respect to Permits required under Environmental Laws, which are governed by Section 5.15 hereof. Except as set forth on Schedule 5.10, the Company and each Subsidiary is, and has been since September 30, 2001, in compliance in all material respects with such Permits and with all Laws and Orders applicable to it or by or to which any of its properties or assets is bound or subject and neither the Company nor any Subsidiary has received any notice alleging non-compliance (other than (i) ERISA and other Laws regarding employee benefit matters, which are governed by Section 5.12 hereof, (ii) Environmental Laws, which are governed by Section 5.15 hereof, (iii) Labor Laws, which are governed by Section 5.17 hereof, (iv) Tax Laws, which are governed by
Section 5.20 hereof, and (v) Health Care Regulatory Laws, which are governed by
Section 5.21 hereof). The Company has filed all necessary reports and maintained and retained all necessary records pertaining to the Permits, except where the failure to file, maintain or retain such reports or records would not reasonably be expected to have a Material Adverse Effect. None of the Permits will lapse, terminate or expire as a result of the performance of this Agreement by the Company or the consummation of the transactions contemplated hereby.

                  SECTION 5.11. No Undisclosed Liabilities. Except as set forth in the audited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2003 and the notes thereto or as set forth on Schedule 5.11, or incurred in the ordinary course of business and consistent with past practice since September 30, 2003, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), in each case regardless of whether or not such liabilities or obligations are required by GAAP to be set forth on a consolidated balance sheet of the Company or related financial statement footnotes.

                  SECTION 5.12. Employee Benefit Plans; ERISA.

                  (a) Schedule 5.12 sets forth a true and complete list of each employment, consulting, executive compensation, bonus, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, retention, change in control, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other fringe or other employee benefit plan, program, agreement or arrangement (including any "employee benefit plan", within the meaning of Section 3(3) of ERISA), sponsored, maintained or contributed to or required to be contributed to by the Company or any Subsidiary or by any ERISA Affiliate for the benefit of any employee or former employee of the Company or any Subsidiary or with respect to which the Company or any Subsidiary may have any liability, whether formal or informal (collectively, the "Plans").

                  (b) With respect to each of the Plans, the Company has made available to Purchaser complete copies of each of the following documents: (1) a copy of each Plan (including all amendments thereto); (2) a copy of the most recent Form 5500 and annual report, if any, required under ERISA or the Code;
(3) a copy of the most recent Summary Plan Description, if any, required under ERISA and any employee communications relating to any Plan that could give rise to any material liability; (4) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto); and (5) if the Plan is intended to be qualified under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service.


                  (c) No Plan is subject to Title IV of ERISA. No Plan is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA. No Plan is a plan described in Section 4063(a) of ERISA.

                  (d) Each Plan was established and has been administered in all material respects in accordance with its terms and in compliance with applicable Laws, including, without limitation, ERISA and the Code.

                  (e) Each Plan that is intended to be "qualified" within the meaning of Section 401 (a) of the Code has received a favorable determination letter to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred that could reasonably be expected to affect such qualification.

                  (f) There are no pending or, to the knowledge of the Company, threatened claims, litigations or Governmental Authority audits with respect to any Plan, by any employee or beneficiary covered under any Plan or otherwise involving any Plan (other than routine claims for benefits).

                  (g) No Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable Law, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or a Subsidiary, or (iv) benefits the costs of which are borne by the current or former employee or his or her beneficiary.

                  (h) Neither the Company nor any Subsidiary is a party to any agreement or understanding, whether written or unwritten, with the Pension Benefit Guaranty Corporation, the Internal Revenue Service or the Department of Labor.

                  (i) No representations or communications with respect to the participation, eligibility for benefits, vesting, benefit accrual or coverage under any Plan have been made in writing to employees, directors or agents (or any of their representatives or beneficiaries) of the

Company or any Subsidiary which are not in accordance with the terms and conditions of the Plans.

                  (j) Except as expressly set forth in this Agreement or as set forth on Schedule 5.12(j), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (alone or together with any other event which standing alone would not by itself trigger such entitlement or acceleration) will (i) entitle any current or former director, officer or employee of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment from the Company or any Subsidiary, or (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefit due any such director, officer or employee.

                  (k) Except as set forth on Schedule 5.12(k), neither the Company nor any of the Subsidiaries is a party to any agreement, plan, contract or arrangement that could result, upon consummation of the transactions contemplated hereby (alone or together with any other event which standing alone, would not by itself trigger such payment), in the payment or series of payments of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (1) The Company and its Subsidiaries have timely paid all contributions, premiums and expenses payable to or in respect of each Plan under the terms thereof and in accordance with applicable law, and to the extent any such contributions, premiums or expenses are not yet due, the liability thereof has been (if required by GAAP) properly and adequately accrued on the most recent Financial Statements.

                  (m) There is no Indebtedness owed to the Company or any Subsidiary by any current or former director, employee or consultant to the Company or any of its Subsidiaries.

                  SECTION 5.13. Material Contracts. Schedule 5.13 sets forth all Material Contracts (other than those specified in Section 5.13(1)). As used in this Agreement, "Material Contracts" means all of the following types of Contracts to which the Company or any Subsidiary is bound as of the date hereof (other than real property leases, which are addressed in Section 5.16):

                  (a) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K);

                  (b) any Contract that contains a non-competition covenant that precludes the Company or any of its Subsidiaries from operating in any line of business or in any geographic location;

                  (c) any Contract, including any employment, compensation, loan or severance arrangements, with any current stockholder, director, manager, officer, employee, agent or agent of the Company or any Subsidiary;

                  (d) any Contract with any current consultant or advisor to the Company or any Subsidiary calling for future payments in the aggregate in excess of $250,000, other than arrangements specified in Section 5.22;

                  (e) joint venture, product development, research and development and limited partnership agreements or arrangements involving a sharing of profits, losses, costs or liabilities by any Company or Subsidiary with any other Person;

                  (f) mortgages, indentures, loan or credit agreements, security agreements and other agreements and instruments relating to the borrowing or guarantee of money or extension of credit in any case in excess of $250,000;

                  (g) marketing Contracts involving payments in excess of $250,000 per year;

                  (h) other Contracts whose terms exceed one year and are not cancelable by the Company or any of its Subsidiaries on notice of 60 or fewer days without payment by the Company or any of its Subsidiaries after the date hereof of more than $500,000;

                  (i) any agreement entered into within the last twelve (12) months in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any Person (including, without limitation, any Governmental Authority) providing for aggregate payments, in the case of any such agreement entered into with a Person other than a Governmental Authority, in excess of $250,000;

                  (j) any Contract for the sale of any of the assets of the Company or any Subsidiary (whether by merger, sale of stock, sale of assets or otherwise) or for the grant to any Person of any preferential rights to purchase any of its assets (whether by merger, sale of stock, sale of assets or otherwise), in each case, for consideration in excess of $250,000;

                  (k) any Contract relating to the ownership, management or control of any Person in which the Company or a Subsidiary owns any equity interest other than direct and indirect wholly-owned Subsidiaries of a Company or another Subsidiary;

                  (1) any Contract with a physician or other licensed health care professional (including for this purpose any entity or partnership through which such person provides professional services, or any entity in which such person has other than a de minimis interest);

                  (m) any Contract with a group purchasing organization;

                  (n) any Contract with any third party payor (i.e., a health insurer, HMO, PPO and the like) if such third party payor is, with respect to any Facility, one of the ten largest such payors based upon payments received for the fiscal year ended September 30, 2003 (each such payor, a "Material Payor");

                  (o) any Contract that provides for the management or administration of a distinct clinical department, clinical service or clinical unit of a Facility, including without limitation, all service, administration or management contracts with respect to dialysis services, wound care services, physical or occupational therapy services, sleep testing services, and lithotripsy services;

                  (p) any Contract with a Material Vendor;

                  (q) any Contract with any entity that is operating a long term acute care hospital located in or adjacent to any Facility; and

                  (r) each amendment, supplement and modification (whether written or, to the knowledge of the Company, oral) in respect of any of the foregoing.

The Company has made true and complete copies of every Material Contract available to Purchaser. Each Material Contract is a valid and binding agreement of the Company or a Subsidiary, enforceable against the Company or a Subsidiary in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by principles of equity. Neither the Company nor any of its Subsidiaries is, or has received any written notice or has any knowledge that any other party is, in default in any material respect under any Material Contract, and, to the knowledge of the Company, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

                  SECTION 5.14. Personal Property. Except as set forth on
Schedule 5.14, the Company and/or a Subsidiary, as applicable, has good and valid title to, or a valid and enforceable right to use, all of the material properties, assets and rights (whether tangible or intangible) used or held for use in connection with the business of the Company and the Subsidiaries (the "Assets"), including the Assets reflected on the Reported Financials as of September 30, 2003, or acquired since the date thereof, free and clear of any and all Liens, except Permitted Liens. Except as set forth on Schedule 5.14, the tangible Assets are in good operating condition (except for normal wear and tear).

                  SECTION 5.15. Environmental Matters.

                  (a) To the knowledge of the Company, the Company and each of the Subsidiaries have been in material compliance, and presently are in material compliance, with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and each of the Subsidiaries of all material Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). To the knowledge of the Company, all applications, notices and other documents have been filed as necessary to effect the timely renewal or issuance of these Permits. To the knowledge of the Company, the Company has not received written notice that any current Permit will be challenged or terminated prematurely or that applications that have been submitted for new or renewal Permits required for continued operation of the Facilities in substantially the same manner as they are presently operating will not be granted. To the knowledge of the Company, there are no present requirements under any Environmental Law or Permit that will require any material change to the Facilities or preclude continued operation of the Facilities in substantially the same manner in which the Facilities are presently operating.

                  (b) There is no material Environmental Claim pending or, to the knowledge of the Company, threatened in writing against the Company, any of the Subsidiaries or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law. To the knowledge of the Company, there have been no Releases of Hazardous Materials on, beneath, or adjacent to any property that has been or is owned, operated, or leased by the Company or any of the Subsidiaries in quantities sufficient to form the basis for a material Environmental Claim. To the knowledge of the Company, neither the Company nor any of the Subsidiaries have sent Hazardous Materials for off-site management, treatment, storage, recycling, reuse, or disposal at any site that presently is or reasonably is expected to be the subject of an Environmental Claim or remediation of any kind.

                  (c) To the knowledge of the Company, the Company and its Subsidiaries have not in any material respect, and no other person has in any material respect, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries and none of these properties has been the subject of any environmental remediation, investigation or monitoring program. Without in any way limiting the generality of the foregoing, to the knowledge of the Company, none of the properties owned, operated or leased by the Company or any of its Subsidiaries contain any: underground storage tanks; asbestos or asbestos-containing materials; polychlorinated biphenyls; underground injection wells; any units that presently require either interim status or a permit under the Resource Conservation or Recovery Act; or septic tanks or waste disposal pits in which any wastewater or any Hazardous Materials have been discharged or disposed.

                  (d) No Lien which any Governmental Authority has imposed in connection with the presence of any Hazardous Materials, pursuant to any applicable Environmental Law, is currently outstanding on any property or Facility that is owned, leased or operated by the Company or any of its Subsidiaries.

                  (e) The Company and each of the Subsidiaries have made available to Purchaser all material investigations, studies, audits, tests, sampling and monitoring data, asbestos and other building surveys, analyses and reviews created since September 30, 2001 that are in their possession relating to: (i) the environment associated with the Facilities and with all properties previously or currently owned or operated by the Company or the Subsidiaries, including without limitation indoor and outdoor air quality, groundwater conditions, surface water conditions, and soil conditions; (ii) any actual or threatened Releases at, in, on, under, affecting, or migrating to or from the Facilities or from any properties previously or currently owned or operated by the Company or the Subsidiaries; (iii) any actual or threatened contamination at, in, on, under, affecting or migrating to or from the Facilities or from any properties previously or currently owned or operated by the Company or by the Subsidiaries; and (iv) any pending or threatened Environmental Claims against the Company, any of the Subsidiaries, or any Facility.

                  SECTION 5.16.       Real Property.

                  (a) Schedule 5.16(a) sets forth a true, correct and complete list of all real property to which the Company or any Subsidiary has legal or equitable fee title (the "Owned Realty"), and sets forth for each such Owned Realty the name of the fee owner of such property.

                  (b) The Company or one of its Subsidiaries has good and marketable fee title to the Owned Realty and good leasehold title to the Leased Realty, in each case, free and clear of any and all Liens (except Permitted Liens and those Liens set forth on Schedule 5.16(b)).

                  (c) Schedule 5.16(c) sets forth a true, correct and complete list of all leases, subleases and other agreements under which the Company or any of its Subsidiaries leases, uses or occupies or has the right to use or occupy any real property, and for which its annual rental obligations exceed $50,000 (the "Leases"; the property demised under such Leases is referred to herein as the "Leased Realty"; the Leased Realty, together with the Owned Realty is referred to as the "Real Property") including, with respect to each lease, the date of each lease and any amendments thereto, the names of the parties, and the address of the leased property, but excluding Leases with respect to warehouses and other storage facilities. Each Lease is in full force and effect and is the valid and binding obligation of each party thereto in accordance with its terms. There is not under any Lease any existing material default by the Company or any Subsidiaries or, to the knowledge of the Company, any other party thereto, or, to the knowledge of the Company, any condition or event which, with notice or lapse of time, or both, would constitute such a default. The Company and its Subsidiaries have not entered into any subleases, arrangements, licenses or other agreements relating to the use or occupancy of all or any portion of the Real Property other than the Leases and the subleases, arrangements, licenses and other such agreements listed on Schedule 5.16(c).

                  (d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as set forth on Schedule 5.16(d), to the knowledge of the Company, there are no (i) violations of building codes and/or zoning ordinances or other governmental or regulatory laws affecting the Real Property, (ii) existing, pending or threatened condemnation proceedings affecting the Real Property, (iii) existing, pending or threatened zoning, building or other moratoria proceedings, restrictive allocations or similar matters affecting the use of the Real Property. Neither the Company nor any Subsidiary has any outstanding payment obligations to contractors, mechanics, workmen, repairmen, or other like service providers for alterations, improvements or repairs performed at the Real Property, which obligations are more than 90 days past due and which are in the aggregate greater than $1,000,000.

                  (e) To the knowledge of the Company, the buildings and improvements on the Real Property are in all material respects in good operating condition, ordinary wear and tear excepted, and are adequate and suitable for their current uses and purposes. Each Real Property has adequate rights of access to dedicated public ways and is served by water, electric, sewer, sanitary sewer and storm drain facilities.

                  (f) Except as set forth on Schedule 5.16(f), there are no rights of first refusal or options to purchase in effect with respect to all or any portion of the material Owned Realty or, to the knowledge of the Company, the material Leased Realty.

                  (g) To the knowledge of the Company, there is no legal impediment to the use of each Real Property that is currently used as a hospital that would impair use of the same as a hospital.

                  (h) The Company has not received written notice of any material default under the MOB Mortgages.

                  SECTION 5.17. Labor Matters.

                  (a) Neither the Company nor any Subsidiary is a party to (i) any collective bargaining agreement or similar agreement with any labor organization or employee association, (ii) any other written contract concerning employment or (iii) to the knowledge of the Company, any binding oral contract concerning employment;

                  (b) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and, to the knowledge of the Company, no such grievance or proceeding is or, since September 30, 2001, has been threatened in writing or orally;


                  (c) since September 30, 2001, there has not been, nor is there pending or, to the knowledge of the Company, threatened in writing, (i) any material labor dispute between the Company or any Subsidiary and any labor organization, or any material strike, slowdown, jurisdictional dispute, work stoppage or other similar organized labor activity involving any employee of the Company or any Subsidiary or affecting the Company or any Subsidiary or (ii) any union organizing, or election activity involving, any employee of the Company or any Subsidiary;

                  (d) each of the Company and the Subsidiaries is, and has been since September 30, 2001, in compliance in all material respects with all federal, state, local and foreign laws regarding labor, employment and employment practices, conditions of employment, occupational safety and health, and wages and hours, including any bargaining or other obligations under the National Labor Relations Act (collectively, "Labor Laws");

                  (e) to the knowledge of the Company, neither the Company nor any Subsidiary is engaged in any unfair labor practice, and there is no unfair labor practice charge pending or, to the knowledge of the Company, threatened in writing against the Company or any Subsidiary before the National Labor Relations Board or other Governmental Authority;

                  (f) no union claims to represent any of the employees of the Company or any Subsidiary; and

                  (g) since October 8, 1999, neither the Company nor any Subsidiary has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Subsidiary or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Subsidiary without complying with the WARN Act.

                  SECTION 5.18. Insurance. Schedule 5.18 contains a complete and correct list and summary description of all insurance policies maintained as of the date hereof by or on behalf of the Company and each Subsidiary, and a description of any self-insurance arrangements by or affecting the Company or a Subsidiary, including any reserves established thereunder. The Company has delivered or made available to Purchaser complete and correct copies of all such policies, together with all riders and amendments thereto. All such polices are in full force and effect, no notice of default termination has been received in respect thereof and all premiums due thereon have been paid. The Company and each of its Subsidiaries maintain, and have maintained, without interruption, at all times during the Company's ownership of the Subsidiaries and operation of the Facilities, self-insurance or policies or binders of insurance covering such risks and events as to provide, in the reasonable judgment of the Company, adequate and sufficient insurance coverage for all the assets and operations of the Company and the Subsidiaries. Such insurance meets all requirements of applicable Law and the Material Contracts.

                  SECTION 5.19. Intellectual Property.

                  (a) Schedule 5.19(a) contains a true, correct and complete list of the following categories of Intellectual Property owned by the Company and each of its Subsidiaries (the "Owned Company Intellectual Property"): (i) all registered Patents and pending Patent applications; (ii) all registered Trademarks and pending Trademark applications; (iii) material domain names; (iv) all registered Copyrights; and (v) material computer software, in each case (other than with respect to domain names) listing, as applicable, (A) the title of the application or registration, (B) the name of the applicant/registrant and current owner, (C) the jurisdiction where the application/registration is located, (D) the application or registration number and (E) any deadlines for any renewals or other required filings with respect to such applications or registrations required to be made in the next two months.

                  (b) Schedule 5.19(b) separately contains a true, correct and complete list of (i) all material Third-Party Intellectual Property Licenses, and (ii) all material agreements under which the Company and each of its Subsidiaries has licensed to others the right to use any of the Company Intellectual Property.

                  (c) Each of the Company and its Subsidiaries either owns, free and clear of all Liens, or holds under a legally enforceable license all of the Company Intellectual Property used by such Person.

                  (d) Except as set forth in Schedule 5.19(d), to the knowledge of the Company, all Patents, registered Trademarks and Copyrights held by the Company or any of its Subsidiaries are valid.

                  (e) Except as set forth in Schedule 5.19(e), there is no pending written assertion or claim challenging the validity of any of the Company Intellectual Property.

                  (f) Neither the Company nor any of its Subsidiaries is in material breach of any license, sublicense or other agreement relating to the Company Intellectual Property.

                  (g) To the knowledge of the Company, there are no unauthorized uses, disclosures or infringements of any Owned Company Intellectual Property.

                  (h) To the knowledge of the Company, the use of the Company Intellectual Property in the business of the Company and its Subsidiaries as currently conducted, including the manufacture, use, provision and sale of the Company's and its Subsidiaries' products and services therein, does not infringe upon, misappropriate, violate or conflict in any way with any Intellectual Property of any Person. There is no pending or, to the knowledge of the Company, threatened or written assertion or claim to which the Company or any of its Subsidiaries is or could reasonably be expected to be a party, and there has been no such written assertion or claim since September 30, 2001 asserting that the Company's or any of its Subsidiaries' use or exploitation of any Company Intellectual Property or the conduct of the business of the Company and its Subsidiaries infringes upon, misappropriates, violates or conflicts in any way with the Intellectual Property of any Person.

                  (i) To the knowledge of the Company, neither the Company nor any Subsidiary has misappropriated any Trade Secret.

                  SECTION 5.20.       Taxes.

                  (a) (i) Each of JLL Healthcare, the Company and the Subsidiaries has (x) filed or caused to be filed with the appropriate Governmental Authorities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects, and
(y) timely paid all Taxes due to any Governmental Authority;

                  (ii) Each of JLL Healthcare, the Company and the Subsidiaries has withheld and paid over to the proper Governmental Authorities all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member or other third party;

                  (iii) There are no material Liens for Taxes upon the assets or properties of JLL Healthcare, the Company or any of the Subsidiaries, except for Taxes not yet due and payable;

                  (iv) There are no outstanding waivers or comparable Consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of JLL Healthcare, the Company or any of the Subsidiaries;

                  (v) None of JLL Healthcare, the Company or any of the Subsidiaries has requested an extension of time within which to file any Tax Return in respect of any fiscal year which has not since been filed;

                  (vi) To the knowledge of the Company, no federal, state, local or foreign audits or other administrative proceedings have been formally commenced or are presently pending with regard to any Taxes or Tax Returns of JLL Healthcare, the Company or any of the Subsidiaries, and no notification has been received by JLL Healthcare, the Company or any of the Subsidiaries that such an audit or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to JLL Healthcare, the Company or any of the Subsidiaries or any Tax

         Return filed by or with respect to JLL Healthcare, the Company or any of the Subsidiaries;

                  (vii) Since September 30, 2001, none of JLL Healthcare, the Company or any of the Subsidiaries has made a change in accounting methods or signed an agreement with any taxing authority which would reasonably be expected to have a Material Adverse Effect on JLL Healthcare, the Company or any of the Subsidiaries;

                  (viii) Other than the Tax Sharing Agreement, none of JLL Healthcare, the Company or any of the Subsidiaries is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement; and

                  (ix) Since September 30, 2001, no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Law has been entered into by or with respect to JLL Healthcare, the Company or any of the Subsidiaries.

                  (b) All material elections with respect to Taxes of JLL Healthcare, the Company and each of the Subsidiaries made since September 30, 2001 are set forth in Schedule 5.20(b).

                  SECTION 5.21. Certain Representations With Respect to Regulatory Matters.

                  (a) The Facilities are duly accredited by the JCAHO for the periods set forth in Schedule 5.21(a). With respect to each Facility, the Company has previously delivered to Purchaser, or will promptly deliver after the date hereof, a true and complete copy of the most recent JCAHO accreditation survey report and deficiency list, if any; the most recent Statement and Deficiencies and Plan of Correction on Form CMS-2567; the most recent state licensing report and list of deficiencies, if any; the most recent fire marshal's survey and deficiency list, if any, and the corresponding plans of correction or other responses.

                  (b) The Facilities (other than the Health Plan) are certified for participation in the Programs, have current and valid provider contracts with each of such Programs, and are in compliance with the conditions of participation of each of such Programs. The Health Plan has a valid contract with AHCCCS, and has all necessary approvals and meets all applicable requirements with respect to its operation as a Medicaid managed care plan. Neither the Company nor any of its Subsidiaries has received notice from the regulatory authorities which enforce or investigate the statutory or regulatory provisions in respect of any of the Programs of any pending or threatened investigations with respect to the operation of the Facilities. Neither the Company nor any of its Subsidiaries have been excluded from any of the Programs or any state health care program, and there is no pending or, to the knowledge of the Company, threatened, exclusion action against the Company or its Subsidiaries.

                  (c) The Company has provided Purchaser access to all cost reports which the home office or any Facility of the Company or any of its Subsidiaries has filed with Medicare or Medicaid for the last three (3) years, as well as all material correspondence and other material documents relating to any disputes and/or settlements with Medicare or Medicaid within the last three (3) years. Notices of Program Reimbursement have been issued by the applicable fiscal intermediary with respect to the cost reports of the Facilities and the home office for Medicare and Medicaid (if required) through the periods identified in Schedule 5.21(c). Except for disputes concerning the payment of an individual claim, to the Company's knowledge, there is no dispute between the Company or any Subsidiary and any Governmental Authority or agent regarding such cost reports other than with respect to adjustments thereto made in the ordinary course of business and which are not material. All such cost reports prepared and delivered by any Facility within the last three (3) years to any Programs, or other federal or state agencies funding health care expenditures have been prepared in all material respects in accordance with the rules and regulations pertaining thereto. Except as disclosed to Purchaser prior to the date of this Agreement, to the knowledge of the Company, any amounts or claims for reimbursement submitted by any Facility for the period prior to the Closing to any Programs, or other federal or state agencies funding health care expenditures are consistent with the rules and regulations of such agencies in effect at the time of submission, except as would not be reasonably expected to result in a Material Adverse Effect.

                  (d) Except as disclosed to Purchaser prior to the date of this Agreement, to the knowledge of the Company, neither the Company nor any of its officers and directors, nor any Affiliates of the Company or their respective officers and directors, have engaged in any activities ("activities" includes without limitation, for the purpose of this paragraph, action, failure to act, ownership, entry into agreements, disclosure and failure to disclose) which are prohibited under the Health Care Regulatory Laws except for activities which, individually and/or in the aggregate, would not, if investigated by any person not affiliated with the Company and/or by a Governmental Authority or agent, be reasonably expected to result in a Material Adverse Effect.

                  (e) The Company, each Subsidiary, and each health plan maintained by such companies that are covered entities within the meaning of the regulations implementing the Administrative Simplification title of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") are receiving and transmitting, or are prepared to receive and transmit, directly or through third parties, those standard transactions as defined in the HIPAA regulations regarding electronic transactions and code sets (45 CFR Parts 160 and 162) or, consistent with the statements of the Centers for Medicare and Medicaid Services ("CMS"), are testing with their trading partners (as such term is used in the HIPAA regulations) such reception and transmissions. The Company, each Subsidiary, and each health plan (that is not a "small plan") maintained by such companies that are covered entities within the meaning of the regulations implementing the Administrative Simplification title of HIPAA have, since April 14, 2003, been distributing notices of privacy practices in the appropriate form, obtaining acknowledgments of receipt, training its workforce, administering a complaint system, and offering covered persons the records access, disclosure accounting and other rights each as required by the privacy rule (45 CFR Parts 160 and 164). To the knowledge of the Company, its use and disclosure of protected health information, as that term is defined in the privacy rule has, in all material respects, been in conformance with applicable notices of privacy practices and the privacy rule.

                  (f) No employee of the Company or any Subsidiary has been terminated at any time since October 1, 1999 for cause based on a violation or alleged violation of Health Care Regulatory Laws, or because such person committed a felony against any patient at a Facility.

                  (g) Any Contract to which the Company or any Subsidiary is a party with respect to the leasing or operation of a portion of any Facility by any third party (such third party, the "Hospital Unit Operator") as a long term acute care hospital or as a separate hospital within any Facility is compliant with Law in all material respects. To the knowledge of the Company, all Hospital Unit Operators operate the applicable hospitals in compliance with Law in all material respects.

                  (h) Each of (i) the Company and (ii) the Subsidiaries that submit bills or claims to any Program, maintains a corporate compliance program, including a billing compliance program. Such compliance programs include training, evaluation, auditing and discipline for infractions.

                  (i) None of (i) the Company, (ii) the Subsidiaries, (iii) any employee, officer or director of the Company or any Subsidiary, and (iv) any medical staff member of any Facility, is excluded from participation in any federal health care program (as defined in 42 USC ss. 1320a-7(b)(f)).

                  (j) Purchaser has been provided a copy (or a copy has been made available to Purchaser) of any definitive or final report (it being understood that a report may be a definitive or final report notwithstanding that such report is marked as tentative, draft or non-final) prepared in connection with any audit or investigation conducted by or on behalf of the Company or any Subsidiary with respect to any matter related to (i) the accuracy of billing for services, or (ii) compliance with Health Care Regulatory Laws, excluding fair market value appraisals in connection with financial arrangements with referral sources, and no other such report has been commissioned or requested by the Company or any of its Subsidiaries.

                  (k) Purchaser has been provided with a copy (or a copy has been made available to Purchaser) of any legal opinion or any formal legal memorandum prepared by either of Bass, Berry & Sims PLC or Epstein, Becker & Green, P.C. and dated on or after January 1, 2001, pertaining to any matter involving Health Care Regulatory Laws and analyzing any facts specific to the Company or any Subsidiary or any Affiliates of the Company or any Subsidiary prepared by or on behalf of the Company or any Subsidiary with respect to the legality of any then-existing or proposed arrangement or practice.

                  (1) Purchaser has been provided with a copy of all notices of termination received by any Facility with respect to such Facility's participation in the Medicare program. Plans of correction have been submitted with respect to all violations underlying such notices of termination. There is no notice of termination with respect to which a plan of correction has not been accepted. There are no notices of termination pending.

                  (m) With respect to estimates of incurred but not reported health care claims liabilities, (1) the Company and its Subsidiaries have established appropriate reserves in accordance with GAAP which are reasonable, consistent with customary practice in the health care industry and consistent with the methodology employed in connection with the past practices of the Company and have been reviewed on a periodic basis by an independent actuary and (2) such reserves are accurately reflected in the Financial Statements.

                  (n) Exhibit D hereto sets forth a true and complete list of all Facilities.

                  SECTION 5.22. Brokers. No Person is or will become entitled, by reason of any agreement or arrangement entered into or made by or on behalf of the Company, to receive any commission, brokerage, finder's fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement, except for Goldman Sachs & Co. and Banc of America Securities LLC, the fees and expenses of which will be paid by the Company.

                  SECTION 5.23. Accounts Receivable. The Company has made available to Purchaser a materially complete and accurate aging of all accounts receivable of the Company and each of its Subsidiaries as of March 31, 2004. All accounts receivable of the Company and Subsidiaries that are reflected on the Financial Statements or on the books and records of the Companies and Subsidiaries as of the Closing Date represent or will represent in all material respects valid obligations arising from sales actually made or services actually performed in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by the Company or its Subsidiaries.

                  SECTION 5.24. Absence of Restrictions on Paying Dividends. Except as set forth in Schedule 5.24, neither the Company nor any Subsidiary is currently prohibited, directly or indirectly, by applicable Laws, Contract or otherwise, from paying any dividends to any holder of equity therein, from making any distribution on its capital stock, from repaying any loans or advances made to the Company or a Subsidiary by a holder of equity therein, or from transferring any of the Company's or Subsidiary's property or assets to the Company or any other Subsidiary or any holder of equity therein.

                  SECTION 5.25. Payors. Neither the Company nor any Subsidiary is currently involved in any material dispute with a Material Payor, and neither the Company nor any Subsidiary has received any written or, to the knowledge of the Company and its Subsidiaries, oral notice since September 30, 2003 from any Material Payor to the effect that such Material Payor intends to cease doing business or significantly reduce the volume of its business with the Company or any Subsidiary or change any of the material terms related to its Contracts with the Company or Subsidiary.

                  SECTION 5.26. Vendors. Set forth in Schedule 5.26 hereto are the names of the twenty (20) largest vendors of the Company and Subsidiaries, based upon expenditures in the fiscal year ending September 30, 2003 (the "Material Vendors") and the approximate value of purchases and/or services from each Material Vendor during such period. Neither the Company nor any subsidiary is currently, or has been since September 30, 2003, involved in any material dispute with a Material Vendor, and neither the Company nor any Subsidiary has received any written or, to the knowledge of the Company, oral notice since September 30, 2003 from any Material Vendor to the effect that such Material Vendor intends to cease doing business or significantly reduce the volume of its business with the Company or any Subsidiary or change significantly the selection or amount of products it sells or services it provides to the Company or such Subsidiary or any of the material terms related to the sale of such products or provision of such services.

                  SECTION 5.27. Guarantees. Except as set forth on Schedule 5.27, neither the Company nor any Subsidiary has granted or entered into any material guarantees, indemnities, surety bonds, performance bonds, letters of credit and other credit support arrangements other than for the benefit of the Company or another Subsidiary.

                  SECTION 5.28. DISCLAIMER OF WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V, THE COMPANY AND ITS SUBSIDIARIES HAVE NOT MADE AND DO NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE FACILITIES OR THE OTHER ASSETS OF THE COMPANY AND THE SUBSIDIARIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE FACILITIES OR THE OTHER ASSETS OF THE COMPANY AND THE SUBSIDIARIES, ARE HEREBY DISCLAIMED BY THE COMPANY AND ITS SUBSIDIARIES.

                  It is understood that any cost estimate, projection or other prediction, any data, any financial information or any memoranda or offering materials or presentations, including, without limitation, any memoranda and materials provided by the Company, any holder of Company Shares or any of their respective representatives are not and shall not be deemed to be or to include representations or warranties of the Company except to the extent explicitly set forth herein. No person has been authorized by the Company to make any representation or warranty relating to the Company, its Subsidiaries, or the business of the Company or its Subsidiaries or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty may not be relied upon as having been authorized by the Company and shall not be deemed to have been made by the Company.

                                   ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES OF
                            PURCHASER AND MERGER SUB

                  Each of Purchaser and Merger Sub hereby represents and warrants to the Company as follows:

                  SECTION 6.01. Organization. Each of Purchaser and Merger Sub is duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is now being conducted.

                  SECTION 6.02. Authority; Binding Effect. Each of Purchaser and Merger Sub has all requisite limited liability company or corporate power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser and Merger Sub and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate or limited liability company action on the part of Purchaser or Merger Sub and no other action, corporate, limited liability company or otherwise, on the part of Purchaser or Merger Sub or their respective members or stockholders is required to authorize the execution, delivery and performance hereof by Purchaser or Merger Sub and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Purchaser and Merger Sub and constitutes the valid and binding obligation of each of Purchaser and Merger Sub, enforceable against each of Purchaser and Merger Sub in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by principles of equity.

                  SECTION 6.03. No Violation; Consents and Approvals.

                 (a) Assuming that all filings required by the HSR Act are duly made and all applicable waiting periods thereunder have expired or have been terminated, the execution and delivery of this Agreement by each of Purchaser and Merger Sub do not, and the performance of this Agreement by each of Purchaser and Merger Sub and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the limited liability company agreement, certificate of incorporation or by-laws or comparable organizational documents, in each case as currently in effect, of Purchaser or Merger Sub, (ii) conflict with, violate or result in a loss of rights or trigger new obligations under any Laws or Orders applicable to Purchaser or Merger Sub or by or to which any of their respective properties or assets is bound or subject, or (iii) result in any material breach of, or constitute a material default (or an event that with notice or lapse of time or both would constitute a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment or otherwise change the existing rights or obligations of Purchaser or Merger Sub under, or result in the creation of a Lien on any of the properties or assets of Purchaser or Merger Sub under, any material note, bond, mortgage, indenture, Contract, agreement, arrangement, commitment, lease, license, permit, franchise or other instrument or obligation to which Purchaser or Merger Sub is a party or by or to which Purchaser or Merger Sub or any of its properties or assets is bound or subject.

                 (b) The execution and delivery of this Agreement by each of Purchaser and Merger Sub do not, and the performance by each of Purchaser and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, will not, require Purchaser or Merger Sub to obtain any Consents from any Governmental Authority, or any third party, except for (i) applicable requirements of the HSR Act and (ii) the Consents set forth in
Section 6.03(b) of the Purchaser Schedule.

                  SECTION 6.04. Absence of Litigation. There is no Litigation pending or, to the knowledge of Purchaser or Merger Sub, threatened against Purchaser or Merger Sub that could materially impair Purchaser's or Merger Sub's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                  SECTION 6.05. Financing Commitments. The Company and Purchaser have previously received: (i) a letter from TPG IV and certain other stockholders or prospective stockholders of Purchaser (the "TPG Equity Commitment Letter") confirming their commitment to subscribe for and purchase common stock or other equity securities of Purchaser for an aggregate subscription price of $440 million in cash, subject to the terms and conditions thereof (the "TPG Equity Investment"); (ii) a letter from JLL Fund IV (the "JLL Equity Commitment Letter") confirming its commitment to subscribe for and purchase common stock or other equity securities of Purchaser for an aggregate subscription price of $110 million in cash, subject to the terms and conditions thereof (the "JLL Equity Investment"); (iii) a letter from CIBC (the "CIBC Equity Commitment Letter") confirming its commitment to subscribe for and purchase common stock or other equity securities of Purchaser in exchange for a number of Company Shares equal to the quotient of (A) $40 million divided by (B) the Per Share Merger Consideration (the "CIBC Rollover Shares"), subject to the terms and conditions thereof (the "CIBC Equity Investment"): (iv) a letter from Bank of America, N.A. (the "Bank Commitment Letter") confirming its commitment, subject to the terms and conditions thereof, to lend up to $660 million to Operating pursuant to the New Credit Agreement; and (v) a bridge loan commitment from Banc of America Securities LLC (the "Bridge Loan Commitment" and, collectively with the TPG Equity Commitment Letter, the JLL Equity Commitment Letter, the CIBC Equity Commitment Letter and the Bank Commitment Letter, the "Financing Commitments") confirming, subject to the terms and conditions thereof, its commitment to provide up to $490 million of bridge loan financing to Operating or to privately place up to $490 million of New Notes in the Notes Offering. The proceeds of the Equity Investments shall be used by Purchaser to subscribe and pay for shares of capital stock of Merger Sub, which proceeds shall be used by the Company immediately following the Effective Time to pay a portion of the Aggregate Purchase Price. The proceeds from the transactions contemplated by the Bank Commitment Letter and the Bridge Loan Commitment shall be used by Operating for purposes of, among other things, consummating the transactions contemplated hereby, including the Refinancing, paying the Aggregate Option Consideration, paying expenses incurred in connection with the transactions contemplated hereby and providing working capital to Operating. True and complete copies of the Financing Commitments have been delivered to the Company. The Financing Commitments are in full force and effect and have not been amended or modified in any respect.

                  SECTION 6.06. Operations of Purchaser and Merger Sub. Each of Purchaser and Merger Sub has not (a) engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby or (b) incurred any liabilities other than in connection with its formation and the transactions contemplated hereby.

                  SECTION 6.07. Brokers. No Person is or will become entitled, by reason of any agreement or arrangement entered into or made by or on behalf of Purchaser or Merger Sub to receive any commission, brokerage, finder's fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VII

                                    COVENANTS

                  SECTION 7.01. Conduct of Business. Except as contemplated by this Agreement or with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned (except as provided below in this Section 7.01), during the period from the date of this Agreement to the Closing Date, the Company shall, and the Company shall cause each Subsidiary to, conduct its business only in the ordinary course consistent with past practice and the Company shall use its reasonable best efforts, and the Company shall cause each Subsidiary to use its reasonable best efforts, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its current relationships with customers, suppliers, creditors and business partners. Without limiting the generality of the foregoing, and except as otherwise expressly set forth in
Schedule 7.01 or provided for by this Agreement, during the period from the date of this Agreement through the Closing Date, the Company shall not, and the Company shall cause each Subsidiary not to, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned (it being understood that withholding, delaying or conditioning consent with respect to any of Sections 7.01 (ii), (iii), (viii), (x), (xi),
(xix), (xx) or (xxi) (insofar as it relates to any of the foregoing clauses) shall not in any event be deemed unreasonable):

                  (i) amend the certificate of incorporation or by-laws or comparable organizational documents of the Company or any Subsidiary;

                  (ii) issue, reissue, sell, deliver, transfer, repurchase, redeem, acquire or pledge or authorize or propose the issuance, reissuance, sale, delivery, transfer, repurchase, redemption, acquisition or pledge of shares of capital stock of any class or series, or any securities convertible into capital stock of any class or series (other than upon exercise of Options granted under the Stock Option Plan outstanding on the date hereof) of the Company or any Subsidiary, or grant or enter into any rights, warrants, options, agreements or commitments with respect to the issuance of such capital stock or convertible securities or amend any terms of any such right, warrant, option, agreement or commitment;

                  (iii) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock;

                  (iv) adjust, split, combine, subdivide or reclassify any shares of its capital stock, as the case may be, or any option, warrant or right relating thereto;

                  (v) (i) sell, lease, transfer or otherwise dispose of any of its properties, assets or rights, other than (x) sales of supplies in the ordinary course of business consistent with past practice, (y) disposition of obsolete or unsaleable inventory or equipment, or (z) transfers of other properties, assets or rights for fair value in an amount not to exceed $1,000,000 individually or $5,000,000 in the aggregate; (ii) permit, allow or suffer any of its properties or assets to be subjected to any Lien, restriction or charge other than Permitted Liens; (iii) acquire any properties, assets or rights in an amount in excess of $1,000,000 individually or $5,000,000 in the aggregate; or (iv) lease any properties with annual base rent in excess of $500,000 individually or $1,500,000 in the aggregate;

                  (vi) create, incur, assume or guarantee any Indebtedness or enter into any swap or other off-balance sheet transaction for its own account, or enter into any economic arrangement having the economic effect of any of the foregoing, other than revolving credit borrowings in the ordinary course of business consistent with past practice;

                  (vii) change any of the material accounting, financial reporting or tax principles, practices or methods used by the Company or any Subsidiary or fail to maintain the accounts, books and records of the Company or any Subsidiary in the usual, regular and ordinary manner on a basis consistently applied;

                  (viii) enter into, amend or supplement any employment, severance, termination or other agreement or employee benefit plan, including any of the Plans (other than employment, severance or termination agreements with respect to the employment or termination, in the ordinary course of business consistent with past practice, of employees having aggregate annual compensation of less than $100,000 each) or, except in the ordinary course of business and consistent with past practice, grant, announce or make any change in the compensation, severance or termination benefits payable or to become payable to any of its officers, directors, employees, agents or consultants;

                  (ix) enter into, adopt, amend or terminate any collective bargaining agreement;

                  (x) make or grant any award under any Plan or make any payments (other than regular compensation and employee benefits (excluding Option or other equity-based grants) payable to officers and employees of the Company or the Subsidiaries in the ordinary course of business, consistent with past practice and, with respect to employee benefits, pursuant to the terms of the Plans as in effect on the date hereof), or make (other than in the ordinary course of business and consistent with past practice) loans, advances or other distributions to, or enter into any transaction, agreement or arrangement with, any of its officers, directors or employees;

                  (xi) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or securities of, or by any other manner, any corporation, partnership, joint venture or other entity, other than pursuant to the JLL Healthcare Reorganization Agreement (which shall not be amended or modified without Purchaser's written consent);

                  (xii) make or authorize any capital expenditures or commitment for capital expenditures other than in the ordinary course of business, consistent with past practice, not in excess of $1,000,000 individually or $5,000,000 in the aggregate;

                  (xiii) settle or compromise any material Tax liability or agree to any material adjustment of any Tax attribute or make any material election with respect to its Taxes, or fail to file any Tax Return when due (or alternatively, fail to file for any available extension) or fail to cause such Tax Returns when filed to be complete and accurate in all material respects;

                  (xiv) cancel, forgive, settle or compromise any Indebtedness or Litigation, except in the ordinary course of business;

                  (xv) enter into, amend or terminate any Material Contract (or waive or assign any material right thereunder), other than (A) any of the foregoing effected in the ordinary course of business consistent with past practice and involving a Material Contract calling for future payments or receipts of less than $2,000,000, and (B) the amendment or termination of individual Material Contracts with a Material Payor, a Material Vendor or AHCCCS which would not reasonably be expected to affect in a material respect the Company's business or its relationship with the relevant Material Payor, a Material Vendor or AHCCCS;

                  (xvi) fail to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

                  (xvii) fail to pay accounts payable and other obligations in the ordinary course of business, consistent with past practice;

                  (xviii) repay, repurchase or otherwise make any payments in respect of any of its Indebtedness except pursuant to the Note Tender Offer and except for scheduled payments of principal and interest and in the amounts and at the times set forth on Schedule 7.01 (xviii);

                  (xix) make any loan, or redeem or purchase any of its equity interests, transfer any asset or pay any commission, salary or bonus, or pay any rent, commission or fee, or enter into or agree to enter into any transaction to, with or for the benefit of any Related Party (or agree, whether in writing or otherwise, to do the foregoing), other than the transactions contemplated by this Agreement or pursuant to the transactions and agreements and in the amounts set forth on
         Schedule 7.01 (xix);

                  (xx) permit the Company or any Subsidiary (other than Subsidiaries that are in the process of dissolution or winding up as of the date hereof) to dissolve, wind-up or liquidate; or

                  (xxi) enter into any agreement, commitment or transaction with respect to taking any of the foregoing actions or any action that would make any representation or warranty contained in this Agreement untrue or incorrect in any material respect or which could reasonably be expected to prevent the satisfaction of any condition to Closing set forth in Article X hereof or to otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                 SECTION 7.02. Reasonable Best Efforts: Cooperation. From and after the date of this Agreement, and through the Closing Date, each of the parties hereto shall, and the

Company shall cause each of the Subsidiaries to, use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including satisfaction, but not waiver, of the conditions to Closing set forth in Article X hereof. The Company shall use its reasonable best efforts to obtain any Consents and certificates reasonably required by the lenders in connection with the Bank Financing.

                  SECTION 7.03. Consents. (a) Without limiting the generality of
Section 7.02 hereof, each of the parties hereto shall use reasonable best efforts to obtain all material Consents of all Governmental Authorities and third parties necessary in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing. Notwithstanding the foregoing, none of Purchaser, any holder of Company Shares or the Company shall have any obligation to pay any material fee to any third party (which does not include filing or other fees payable to Governmental Authorities) for the purpose of obtaining any Consent or any costs and expenses of any third party resulting from the process of obtaining such Consents. Each of the parties hereto shall make or cause to be made all filings and submissions under laws and regulations applicable to it as may be required for the consummation of the transactions contemplated by this Agreement.

         (b) The Company shall provide each holder of Company Shares with an information statement describing in reasonable detail the transactions contemplated by this Agreement in connection with the Company's solicitation of consents from such holders to the transactions contemplated hereby.

                  SECTION 7.04. Antitrust Notification. The parties hereto shall cooperate with each other and shall use their respective reasonable best efforts to file required Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Department of Justice ("DOJ") as soon as practicable following the date of this Agreement, but in no event later than ten (10) days from and after the date hereof, and shall respond as promptly as practicable to all requests or inquiries received from the FTC or DOJ for additional documentation or information.

                  SECTION 7.05. Access to Information. During the period from the date of this Agreement through the Closing Date, the Company shall permit, and shall cause the Subsidiaries to permit, Purchaser and its advisors, accountants, attorneys and representatives to have access, during regular business hours and upon reasonable notice, to the offices, facilities, assets, properties, employees, books and records of the Company and the Subsidiaries, and shall furnish, or cause to be furnished, to Purchaser, such financial, tax and operating data and other information with respect to such entities and their respective offices (including any reports or other materials furnished to senior management of the Company), facilities, assets, properties, employees, businesses and operations as Purchaser shall from time to time reasonably request. Purchaser shall hold, and shall cause its Affiliates, advisors, accountants, attorneys and representatives to hold, any non-public information so provided to Purchaser by or on behalf of any holder of Company Shares or the Company in connection with the transactions contemplated by this Agreement in confidence in accordance with the provisions of the Confidentiality Agreement.

                  SECTION 7.06. Public Statements. Except for the joint press release attached hereto as Exhibit E, which is being issued by the parties as of the date hereof, and except as required by applicable Law, in which event the parties shall consult with each other in advance, prior to the Closing Date, no press release or other public announcement, statement or comment in response to any inquiry relating to the transactions contemplated by this Agreement shall be issued, made or permitted to be issued or made by any party to this Agreement or its representatives without the prior written consent of the other parties hereto.

                 SECTION 7.07. Continuation of Indemnification. Purchaser and the Company agree that after the Closing, the Surviving Corporation shall continue to indemnify and hold harmless each of the Company's and its Subsidiaries' present and former directors, officers, employees and agents, in their capacities as such, from and against all damages, costs and expenses actually incurred or suffered in connection with any threatened or pending action, suit or proceeding at law or in equity by any Person or any arbitration or administrative or other proceeding relating to the business of the Company or its Subsidiaries or the status of such individual as a director, officer, employee or agent at or prior to the Closing, to the fullest extent permitted by applicable Law. The Surviving Corporation shall retain or include in its Certificate of Incorporation and By-Laws and the comparable organizational documents of the Subsidiaries any indemnification provision or provisions, including provisions respecting the advancement of expenses, in effect immediately prior to the Closing for the benefit of the Company's and its Subsidiaries' officers, directors, employees and agents, and shall not thereafter amend the same (except to the extent that such amendment preserves, increases or broadens the indemnification or other rights theretofore available to such officers, directors, employees and agents). If the Surviving Corporation merges into, consolidates with or transfers all or substantially all of its assets to another Person, then and in each such case, the Surviving Corporation shall make proper provision so that the surviving or resulting corporation or the transferee in such transaction shall assume the obligations the Surviving Corporation under this Section 7.07. The obligations set forth in this Section
7.07 shall continue for a period of six (6) years following the Closing and shall continue in effect thereafter with respect to any action, suit or proceeding commenced prior to the sixth anniversary of the Closing Date, and is intended to benefit each director, officer, agent or employee who has held such capacity on or prior to the Closing Date and is either a party to an indemnification agreement with the Company or any of its Subsidiaries or now or hereafter is entitled to indemnification or advancement of expenses pursuant to any provisions contained in the Certificate of Incorporation or By-Laws of the Company or the comparable organizational documents of any of the Subsidiaries as of the date hereof. Notwithstanding the foregoing, the Surviving Corporation shall not be required to indemnify any person pursuant to this Section 7.07 in respect of any conduct that is finally adjudicated by a court of competent jurisdiction to constitute fraud or willful misconduct of such person.

                  SECTION 7.08. Continuation of Insurance. The Surviving Corporation and its Subsidiaries shall purchase a "tail" policy providing directors' and officers' liability insurance coverage, for the benefit of those Persons who are covered by the Company's or its Subsidiaries' directors' and officers' liability insurance policies as of the date hereof or at the Closing, for a period of six (6) years following the Closing with respect to matters occurring prior to the Closing that is at least equal to the coverage provided under the Company's or its Subsidiaries' current directors' and officers' liability insurance policies to the extent that such liability insurance can be purchased at an aggregate cost to the Surviving Corporation or its Subsidiaries of not greater than two-hundred percent (200%) of the annual premium for the current directors' and officers' liability insurance; provided that if such insurance (or "tail" policy) cannot be so purchased at such cost, the Surviving Corporation or its Subsidiaries shall purchase as much of such insurance as can be so purchased at a cost equal to two-hundred percent (200%) of the annual premiums the Company or its Subsidiaries paid for such insurance with respect to the fiscal year commencing October 1, 2003.

                  SECTION 7.09. Notification of Certain Matters. The Stockholders' Representative (on behalf of each holder of Company Shares) and the Company shall give prompt notice to Purchaser and Purchaser shall give prompt notice to the Stockholders' Representative and the Company of:

                  (a) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause (i) any representation or warranty of the Company or Purchaser, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing or (ii) the Company or Purchaser, as the case may be, to fail to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder;

                  (b) the receipt of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby which consent (i) relates to a Material Contract or (ii) the failure to obtain could materially delay the consummation of the transactions contemplated hereby;

                  (c) the receipt of any notice or other communication from any Governmental Authority in connection with the transactions contemplated hereby or otherwise material to the Company or any of its Subsidiaries;

                  (d) any Litigation commenced or, to the knowledge of the Company or Purchaser, threatened against, the Company or Purchaser, as the case may be, which seeks to prohibit or prevent consummation of the transactions contemplated hereby; and

                  (e) any information that indicates that any representation or warranty of the Company or Purchaser, as the case may be, contained herein is not reasonably expected to be true and correct in any material respect as of the Closing Date;

provided, however, that the delivery of any notice pursuant to this Section 7.09 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, shall not be deemed to be an amendment of this Agreement or any Schedule hereto and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement.

                  SECTION 7.10.       Employee Benefits.

                  (a) During the period commencing at the Closing and ending on the first anniversary of the Closing Date, Purchaser and the Company agree that all employees and officers of the Company or its Subsidiaries shall receive (i) the salary or wage level and bonus opportunity, to the extent applicable, not materially less favorable in the aggregate than that in effect on the date hereof and (ii) benefits, perquisites and other terms and conditions of employment that are not materially less favorable in the aggregate than the benefits, perquisites and other terms and conditions that they were entitled to receive on the date hereof (excluding any equity-based compensation plans or arrangements); provided that this Section 7.10 shall not be deemed to be a guarantee of employment to any employee or officer of the Company; and provided, further, that until the first anniversary of the Closing Date, Purchaser and the Company agree to keep in effect all severance and retention plans, practices and policies that are applicable to employees and officers of the Company and its Subsidiaries as of the date hereof and set forth on Schedule 7.10(a).

                  (b) Subject to Section 7.10(a), from and after the Closing, the Company shall continue to honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to, or in respect of, each employee and officer of the Company and its Subsidiaries, and each former employee and officer of Company and its Subsidiaries, as of the Closing arising under the terms of, or in connection with, any Plan in accordance with the terms thereof.

                  SECTION 7.11. Non-Solicitation. During the period from the date of this Agreement to the earlier of the termination of this Agreement and the Closing, the Company shall not, and shall cause the Subsidiaries and the officers, directors, employees, agents, advisors, accountants, consultants, attorneys and other representatives of the Company and its subsidiaries not to, directly or indirectly, (i) initiate or solicit inquiries or proposals with respect to any Acquisition Proposal (as defined below) or (ii) participate in any negotiations or discussions with, or furnish any non-public information to, any person or entity with respect to any Acquisition Proposal. For purposes of this Agreement, an "Acquisition Proposal" shall mean (a) a merger, consolidation, recapitalization, liquidation or dissolution, or any similar transaction, involving the Company or any Subsidiary, (b) a direct or indirect purchase or other acquisition of more than 20% of the consolidated assets of the Company the Subsidiaries, (c) a direct or indirect purchase or other acquisition (including by way of merger, consolidation, share exchange, tender or exchange offer or otherwise) of beneficial ownership of securities representing more than 20% of the voting power of the Company or any Subsidiary, (d) any substantially similar transaction or (e) any inquiry or indication of interest with respect to any of the foregoing. The Company shall not, and shall not permit its Subsidiaries to enter into any agreement or understanding with respect to any Acquisition Proposal other than with Purchaser or its Affiliates. The Company will promptly advise Purchaser of, and communicate to Purchaser the terms of, any Acquisition Proposal that an officer, director, employee, agent or representative of the Company or any Subsidiary may receive during the period referred to in the first sentence of this Section 7.11.

                  SECTION 7.12. Subsequent Financial Statements and Reports. From the date hereof to the Closing Date, the Company will (i) provide to Purchaser a monthly management report in scope and detail consistent with those management reports that have historically been distributed to the directors of the Company and have previously been delivered to Purchaser or any of its Affiliates and (ii) timely prepare, and promptly deliver to Purchaser monthly financial statements to be in scope and detail consistent with such monthly financial statements that have historically been distributed to the senior management of the Company and have previously delivered to Purchaser or any of its Affiliates.

                  SECTION 7.13. Termination of Affiliate Arrangements. Except as contemplated by this Agreement or as set forth in Schedule 7.13 hereto, on or prior to the Closing Date, the Company and each Subsidiary shall have repaid or otherwise settled all of their outstanding Indebtedness and all other liabilities owing to any holder of Company Shares or any Affiliate thereof, and each holder of Company Shares, and each Affiliate thereof shall have repaid or otherwise settled all of their outstanding Indebtedness and satisfied all of their other liabilities owed to the Company or any Subsidiary. All agreements between the Company or a Subsidiary, on the one hand, and a holder of Company Shares, or any of their respective Affiliates, on the other hand, other than agreements listed on Schedule 7.13 shall be terminated as of the Closing Date, and all obligations and liabilities thereunder shall have been satisfied.

                  SECTION 7.14. Estoppel Certificates. The Company shall use its reasonable best efforts to obtain Estoppel Certificates with respect to the Leases listed on Schedule 7.14.

                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

                  SECTION 8.01. Mutual Conditions to the Obligations of the Parties. The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (a) No Injunctions or Legal Prohibitions. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted, promulgated or enforced by any Governmental Authority which makes the consummation of the transactions contemplated hereby illegal; provided, however, that the parties shall use their respective reasonable best efforts to have any temporary or preliminary order or injunction lifted.

                  (b) HSR Act, etc. The applicable waiting period under the HSR Act shall have expired or been terminated.

                  (c) Bank Financing. All of the conditions to consummation of the Bank Financing set forth in the Bank Commitment Letter shall have been satisfied or waived and the funds under the New Credit Agreement shall have been received by, or shall be fully available to, the Company, on substantially the terms and conditions set forth in the Financing Commitments; provided, however, that Purchaser shall not be entitled to assert the failure of the condition set forth in this Section 8.01(c) as a basis for not consummating the transactions contemplated hereby if the failure of such condition to be satisfied has resulted from the failure to consummate the TPG Equity Investment in accordance with the terms of the TPG Equity Commitment Letter.

                  (d) Notes Offering or Bridge Loan. All of the conditions to consummation of the Notes Offering or the Bridge Loan shall have been satisfied or waived, and the proceeds thereof shall have been received by the Company, on substantially the terms and conditions set forth in the Financing Commitments; provided, however, that Purchaser shall not be entitled to assert the failure of the condition set forth in this Section 8.01(d) as a basis for not consummating the transactions contemplated hereby if the failure of such condition to be satisfied has resulted from the failure to consummate the TPG Equity Investment in accordance with the terms of the TPG Equity Commitment Letter.

                  (e) Note Tender Offer. All of the conditions to consummation of the Note Tender Offer shall have been satisfied or waived, the Note Tender Offer shall be capable of being consummated at the Closing upon the availability of the funds from the Financing necessary for the Company or Operating to take down and pay for all tendered Notes and the indenture modifications comprising part of and payment for the Note Tender Offer shall have been effected (subject only to acceptance of and payment for the tendered Notes).

                  (f) Credit Agreement Repayment. The Company shall have received payoff letters, in commercially reasonable form, with respect to the Indebtedness outstanding under the Credit Agreement and the Indebtedness under the Credit Agreement shall be capable of being repaid, and the Credit Agreement terminated, at the Closing upon the availability of the funds from the Financing necessary for the Company or Operating to repay all amounts outstanding thereunder.

                  SECTION 8.02. Conditions to the Obligations of Purchaser. The obligations of Purchaser and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions (unless waived, to the extent permitted by applicable Law, by Purchaser):


                  (a) JLL Equity Investment and CIBC Equity Investment. JLL Fund IV shall have made the JLL Equity Investment to Purchaser in accordance with the JLL Equity Commitment Letter and CIBC shall have made the CIBC Equity Investment to Purchaser in accordance with the CIBC Equity Commitment Letter.

                  (b) Representations and Warranties of the Company. The representations and warranties of the Company contained herein shall be true, correct and complete in all respects without regard to any materiality or Material Adverse Effect qualification set forth therein as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of such date (except that representations and warranties that are made as of a specific date shall be true and correct as of such date), other than such breaches of representations and warranties (other than Sections
5.06 (a), (b) and (d), which shall be true and correct in all but de minimis respects) as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (c) Performance. The Company shall have performed and complied, in all material respects, with all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

                  (d) No Material Adverse Effect. From the date of this Agreement to the Closing Date, there shall not have occurred any condition, event or circumstance, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

                  (e) Company Debt. Immediately prior to the Closing, the Company Debt shall not exceed the amount specified in Schedule 8.02(e).

                  (f) Consents. All material Consents of any Governmental Authority required to be obtained, and all declarations or filings required to be made by or on behalf of any holder of Company Shares and the Company, shall have been obtained, made or occurred, all Consents specified on Schedule 8.02(f) shall have been obtained, and all other Consents of third parties that, if not obtained, would reasonably be expected to have a Material Adverse Effect shall have been obtained.

                  (g) JLL Healthcare Merger. JLL Healthcare shall have merged with and into the Company, with the Company continuing as the surviving corporation, pursuant to the Agreement and Plan of Reorganization by and between the Company and JLL Healthcare, in substantially the form attached hereto as Exhibit H.

                  (h) Officer's Certificate. The Company shall have delivered to Purchaser a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Company, certifying the satisfaction of the conditions set forth in subparagraphs (b), (c), (d), (e), (f) and (g) of this Section 8.02.

                  (i) FIRPTA Certificate. A certificate, dated as of the Closing Date, in substantially the form set forth in Exhibit G, shall have been delivered to Purchaser either, (i) by the Company, certifying that none of the Company and its Subsidiaries is or has been a "U.S. real property holding corporation" (as defined in section 897(c)(2) of the Code) at any time during the five years preceding the date of the certificate (or such shorter period as may be specified by section 897(c)(l)(A)(ii) of the Code), or (ii) by each holder of Company Shares, certifying that such holder, if an entity, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, and is not a disregarded entity (as those terms are defined in the Code and the Treasury regulations promulgated thereunder), or, in case of an individual transferor, is not a non-resident alien for purposes of U.S. income taxation; provided that in the event that the Company elects to deliver the certificates described in clause (ii) above, then, if, and to the extent that, one or more of the holders of Company Shares shall fail to deliver such certificate, (A) Purchaser shall, pursuant to Section 1445 of the Code, deduct and withhold from the cash payable at the Closing and pay over to the Internal Revenue Service an amount equal to ten percent (10%) of the total "amount realized" (within the meaning of Section 1445 of the Code) by such holder(s) of Company Shares, (B) to the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the holder of Company Shares to whom such consideration would otherwise have been paid, and (C) the condition set forth in this Section 8.02(i) shall be deemed satisfied if all holders of Company Shares shall have either delivered the certificates described in clause (ii) above or Purchaser shall have deducted from the consideration otherwise payable to such holders the amount specified in clause (A) above.

                  SECTION 8.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions (unless waived, to the extent permitted by applicable Law, by the Company):

                  (a) Representations and Warranties. The representations and warranties of Purchaser contained herein which are qualified as to materiality shall be true, correct and complete in all respects, and such representations and warranties as are not so qualified shall be true, correct and complete in all material respects, as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of such date.

                  (b) Performance. Purchaser shall have performed and complied, in all material respects, with all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.

                  (c) Officer's Certificate. Purchaser shall have delivered to the Stockholders' Representative and Company a certificate, dated as of the Closing Date, executed by a duly authorized officer of Purchaser, certifying to the satisfaction of the conditions set forth in subsections 8.03 (a) and (b) hereof.

                                   ARTICLE IX

                              SURVIVAL; TERMINATION

                  SECTION 9.01. Survival. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate on the Closing Date and shall not survive the Closing for any purpose. The covenants in this Agreement shall survive the Closing in accordance with their respective terms for such period as shall be required for the party required to perform under such covenant to complete the performance required thereby.

                  SECTION 9.02. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                  (a) by mutual written agreement of Purchaser and the Company;

                  (b) at any time after July 31, 2004 by either Purchaser or the Company by giving written notice of such termination to the other party or parties, if the Closing shall not have occurred on or prior to such date (unless the failure to consummate the Closing by such date shall be due to or have resulted from any breach of the representations or warranties made by, or the failure to perform or comply with any of the agreements or covenants hereof to be performed or complied with prior to the Closing by, the party or parties seeking to terminate this Agreement); or

                  (c) by either Purchaser or the Company by written notice of such termination to the other party or parties if any event, fact or condition shall occur or exist that makes it impossible to satisfy a condition to obligations of such party or parties to consummate the transactions contemplated by this Agreement, unless the occurrence or existence of such event, fact or condition shall be due to the failure of such party or parties to perform or comply with any of the agreements or covenants hereof to be performed or complied with by such party or parties prior to the Closing.

                  SECTION 9.03. Effect of Termination. In the event of the termination of this Agreement in accordance with Section 9.02 hereof, this Agreement shall thereafter become void and have no effect and the transactions contemplated hereby shall be abandoned, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except that nothing herein will relieve any party from liability for a breach of any provision of this Agreement or limit or restrict the rights or remedies of any party hereto against the other party for any breach of this Agreement, and except that this Section 9.03 and Sections 9.01, 10.01, 10.06, 10.07, 10.08, and 10.12 shall survive termination of this Agreement. If this Agreement is terminated pursuant to Section 9.02 hereof:


                  (a) all confidential information received by the parties shall be treated in accordance with Section 7.05 hereof and the Confidentiality Agreement referred to in such Section; and

                  (b) all filings, applications and other submissions made pursuant to Sections 7.02, 7.03 and 7.04 hereof shall, to the extent practicable, be withdrawn from the agency or other person to which made.

                                    ARTICLE X

                                 MISCELLANEOUS

                  SECTION 10.01. Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                  To the Company:

                           IASIS Healthcare Corporation
                           117 Seaboard Lane
                           Franklin, TN 37067
                           Attention: Frank A. Coyle, Esq.
                           Fax: (615) 467-1271
                           Email: fcoyle@iasishealthcare.com
                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom
                           One Rodney Square
                           P.O. Box 636
                           Wilmington, DE 19899
                           Attention: Robert B. Pincus, Esq.
                           Fax: (302) 651-3001
                           Email: bpincus@skadden.com

                  To Purchaser:

                           IASIS Investment LLC
                           301 Commerce Street
                           Suite 3300
                           Fort Worth, TX 76102
                           Attention: Richard A. Ekleberry, Esq.
                           Fax: (817) 871-4088
                           Email: rekleberry@texpac.com

                  with a copy to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, NY 10006
                           Attention: Paul J. Shim, Esq.
                           Fax: (212) 225-3999
                           Email: pshim@cgsh.com

                  Any such notification shall be deemed delivered (i) upon receipt, if delivered personally, (ii) on the next Business Day, if sent by national courier service for next business day delivery or (iii) the Business Day received, if sent by telecopier.

                  SECTION 10.02. Amendment; Waiver, etc. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser, the Company and the Stockholders' Representative, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as specifically provided otherwise herein, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

                  SECTION 10.03. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto and any attempt to assign this Agreement without such consent shall be void and of no effect; provided that Purchaser shall be entitled to assign its rights and obligations hereunder, in part or in full, to an Affiliate so long as Purchaser shall remain liable for its obligations hereunder.

                  SECTION 10.04. Entire Agreement. This Agreement (including all Schedules and Exhibits hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein.

                  SECTION 10.05. Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

                  SECTION 10.06. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, other than the provisions of Sections 7.07 and 7.08 to the extent they apply to directors and officers of the Company and Section 2.07 to the extent it applies to those individuals who, prior to the Effective Time, were holders of Company Shares and In-the-Money Options (or the Stockholders' Representative on their behalf), express or implied, is intended to confer upon any Person other than Purchaser, the Company, the Subsidiaries or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  SECTION 10.07. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

                  SECTION 10.08. Governing Law; Jurisdiction Waiver of Jury
Trial.

                  (a) This Agreement shall be governed by the laws of the State of New York, its rules of conflict of laws notwithstanding. Each party hereby agrees and consents to be subject to the jurisdiction of the courts of the State of New York situated in the Borough of Manhattan or the United States District Court for the Southern District of New York in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 10.01. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) a court of the State of New York situated in the Borough of Manhattan or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08(b).

                  SECTION 10.09. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

                  SECTION 10.10. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  SECTION 10.11. Further Assurances. From time to time after the Closing Date, at the request of any party hereto and at the expense of the party so requesting, each other party shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate the transactions contemplated hereby.

                  SECTION 10.12. Specific Performance. Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

                  SECTION 10.13. Knowledge. For purpose of this Agreement, (i) "knowledge" of the Company means the actual knowledge of (x) the Company's Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, Operational Counsel, Corporate Counsel, Director, Corporate Compliance, Director, HIM Operations/CDM Compliance, (y) any Regional President of the Company or (z) the most senior executive officer or the compliance officer at any Subsidiary and (ii) "knowledge" of Purchaser means the actual knowledge of Jonathan J. Coslet, Todd B. Sisitsky or Alex Gleser.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the Company, Purchaser and Merger Sub have executed and delivered the agreement, or caused this Agreement to be executed and delivered by their duly authorized representatives, as of the date first written above.

                                         THE COMPANY:


                                         IASIS HEALTHCARE CORPORATION


                                         By: /s/ Frank A. Coyle
                                            -----------------------------------
                                             Name: Frank A. Coyle
                                             Title: Secretary


                                         PURCHASER:


                                         IASIS INVESTMENT LLC


                                         By: /s/ Jonathan Coslet
                                            -----------------------------------
                                             Name: Jonathan Coslet
                                             Title: Vice President



                                         MERGER SUB:


                                         TITAN ACQUISITION CORPORATION


                                         By: /s/ Jonathan Coslet
                                            ------------------------------------
                                            Name: Jonathan Coslet
                                            Title: Vice President